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                                                                  EXHIBIT 10.18

         CREDIT AGREEMENT dated as of July 15, 1993 among CMP PUBLICATIONS, INC., a New York corporation (the "Borrower"), SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, formerly known as The Connecticut National Bank ("Shawmut"), THE CHASE MANHATTAN BANK, NATIONAL ASSOCIATION ("Chase", and together with Shawmut and any successors or permitted assigns, the "Banks") and Shawmut, as agent for the Banks (in its capacity as such, the "Agent").

         The Borrower desires that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit. Accordingly, the Borrower, the Agent and the Banks agree as follows:


                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

         SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "Accounts Receivable" means and includes accounts receivable and notes, drafts, acceptances, and other instruments representing or evidencing a right to payment for goods sold or leased or for services rendered, whether or not earned by performance, of the Borrower, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned hereunder.

         "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or its Subsidiaries, if any; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary; or (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Applicable Interest Rate" means for any Loan, the Auction Rate, Base Rate, Eurodollar Rate or Term Rate for such Loan.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit F.

         "Auction Rate" means, for any Interest Period or any other period, the interest rate offered by a Bank and accepted by the Borrower in connection with an Auction Rate Loan
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pursuant to the procedures set forth in Schedule 2.03.

         "Auction Rate Loan" means a Loan made by a Bank in its sole and exclusive discretion to the Borrower resulting from the auction procedures described in Schedule 2.03.

         "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the rate of interest announced publicly by the Agent in Stamford, Connecticut, from time to time, as the Agent's base rate.

         "Base Rate Loan" means a Loan which bears interest at the Base Rate,

         "Borrowing" means a borrowing consisting of simultaneous Loans from the Banks under this Agreement.

         "Business Day" means any day (other than a Saturday, Sunday or legal holiday) on which commercial banks are not authorized or required to close in Stamford, Connecticut or New York, New York, except that, with respect to notices, determinations and payments with respect to Eurodollar Loans, such day shall be a "Business Day" only if it is also a day for trading by and between banks in the London interbank Eurodollar market.

         "Capital Expenditures" means for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, all as determined in accordance with GAAP.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Capital Lease Obligation" means the obligation of the lessee under a Capital Lease. The amount of a Capital Lease Obligation at any date is the amount at which the lessee's liability under the related Capital Lease would be required to be shown on its balance sheet at such date in accordance with GAAP.

         "Cash Flow Coverage" means, for any period, (i) the total of (A) Net Income for such period, PLUS (B) the sum of depreciation, amortization and Operating Lease Obligations of the Borrower and the Guarantors on a combined basis for such period, minus (C) Capital Expenditures of the Borrower and the Guarantors on a combined basis for such period, MINUS (D) Distributions of the Borrower and the Guarantors on a combined basis (other than actual distributions to shareholders of the Borrower and the Guarantors for the payment of taxes up to the maximum amount permitted under the definition of "Net Income") for such period, DIVIDED BY (ii) the total of (X) current maturities of long-term debt of the Borrower and the Guarantors on a combined basis for such period, PLUS (Y) the sum of Operating Lease Obligations of the Borrower and the Guarantors on a combined basis for such ,period, plus (Z) Interest Expense of the Borrower and the Guarantors on a combined basis for such period.
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         "Change of Control" means any sale of stock, stock transfer, merger or other transaction or event following which (i) less than a majority of each class of voting stock of the Borrower is owned of record and beneficially by any of Gerard G. Leeds, Liselotte J. Leeds or any of their children or (subject to such trusts remaining under the control of Gerard G. Leeds, Liselotte J. Leeds or any of their children) one or more trusts for the benefit of any of them, or
(ii) Gerard G. Leeds, Liselotte J. Leeds and their children no longer have the absolute right to elect a majority of the Board of Directors of the Borrower.

         "Closing Date" means the date this Agreement has been executed by the Borrower, the Agent and the Banks.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Bank, the commitment of such Bank to make Loans hereunder as set forth in Schedule 1.01, as the same may be reduced from time to time pursuant to Sections 2.04 and 2.05.

         "Commitment Period" means the period from and including the date hereof to but not including the Revolving Loan Termination Date or such earlier date as the Commitments shall terminate as provided herein.

         "Current Assets" means the aggregate amount of assets which in accordance with GAAP may be properly classified as current assets.

         "Current Liabilities" means the aggregate amount of liabilities which in accordance with GAAP may be properly classified as current liabilities.

         "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business);
(c) Unfunded Vested Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Vested Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person and (h) obligations of such Person as lessee under Capital Leases.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a rate per annum equal at all times to the lesser of 2% per annum above the Applicable Interest Rate in effect from time to time or the highest rate permitted by law.

         "Distributions" means (i) dividends or other distributions in respect of capital stock of a
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Person (except distributions in such stock) and (ii) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock) unless made, contemporaneously, from the net proceeds of a sale of such stock; in either case valued at the greater of book or fair market value of the property being dividended, distributed or otherwise transferred as a Distribution.

         "Dollars" and the sign I$" mean lawful money of the United States of America.

         "EBIT" means, for any period, earnings before interest and taxes and shall equal the sum of (i) Net Income for such period, (ii) Interest Expense for such period, and (iii) federal, state and local income taxes deducted in determining Net Income (minus any provision for tax benefits), all as determined in accordance with GAAP.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the Laws of the United States or any state thereof;-(c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of such country; provided, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (d) the central bank of any country which is a member of the OECD; (e) a commercial finance company or finance subsidiary of a corporation organized under the laws of the United States or any state thereof; and (f) an insurance company organized under the laws of the United States or any state thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Eurodollar Loan" means a Loan which bears interest at the Eurodollar Rate.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1116 of I%- per annum) rate at which deposits in Dollars are offered by the Agent to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period, PLUS 1%.

         "Event of Default" has the meaning given such term in Section 7.01.

         "Funded Debt" means any Debt that bears interest.
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         "GAAP" means generally accepted accounting principles in the United
States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 4.05 (except for changes concurred in by the Borrower's independent public accountants).

         "Guarantor" or "Guarantors" shall mean CMP Publications International Corp., a Delaware corporation, NRU Inc., a Delaware corporation and any other Affiliate of the Borrower hereafter guarantying the Notes pursuant to Section
5.09 below.

         "Guaranty" means a corporate guaranty in substantially the form of Exhibit G hereto to be delivered by each Guarantor under the terms of Section
5.09 of this Agreement.

         "Interest Coverage" shall have the meaning given that term in Section
6.13 hereof.

         "Interest Expense" means, for any period, the gross interest expense for such period determined in accordance with GAAP consistently applied, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense.

         "Interest Period" means, (a) for each Eurodollar Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to the following provisions: the duration of each Eurodollar Loan Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Agent not later than 12:00 noon (Connecticut time) on the second Business Day prior to the first day of such Interest Period, select; (b) for each Auction Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Auction Rate Loan or on the last day of the preceding Interest Period, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to the following provisions: The duration of each Auction Rate Loan shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Agent not later than 12:00 noon (Connecticut time) on the first Business Day prior to the first day of such Interest Period, select; and (c) for each Base Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Base Rate Loan or on the last day of the preceding Interest Period, as the case may be, pursuant to notice received by the Agent not later than 12:00 noon (Connecticut time) on any Business Day selected by the Borrower as the first day of such Interest Period, and ending on the 90th day after the date of such Base Rate Loan or the last day of the preceding Interest Period, as the case may be; provided, however, that:

           (i) Interest Periods commencing on the same date for Revolving Loans comprising part of the same Borrowing shall be of the same duration;

         (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to
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                  occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

        (iii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date.

         Lending Office,, means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on Schedule 1.01 or in the Assignment and Acceptance pursuant to which it became a Bank or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office through which its Loans of such type are to be made and maintained.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loans" means the collective reference to the Revolving Loans and the Term Loans.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Negative Pledge Agreement" means the negative pledge agreement executed by certain shareholders of the Borrower in the form of Exhibit E.

         "Net Income" means, for any period, the aggregate gross revenues and other proper income (including without limitation, interest income) of the Borrower and the Guarantors on a combined basis during such period less the aggregate during such period of (i) cost of goods sold and operating expenses,
(ii) selling, administrative and general expenses of the Borrower and the Guarantors on a combined basis, (iii) actual distributions to shareholders of the Borrower and the Guarantors for the payment of taxes up to a maximum amount equal to the product of (A) the then applicable maximum marginal income tax rate of such shareholders and (B) the portion of Net Income hereunder for which such shareholders are liable for income taxes, (iv) depreciation, depletion and amortization of properties of the Borrower and the Guarantors on a combined basis and (v) any other items that are treated as expenses under GAAP, but excluding from the definition of "Net Income" any extraordinary income or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed in accordance with GAAP consistently applied.

         "Non-Pro Rata Loan" has the meaning given such term in Section 2.03(e).

         "Notes" means the collective reference to the Revolving motes and the Term Notes.
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         "Notice of Borrowing" means the certificate in the form of Exhibit D to be delivered by the Borrower to the Agent pursuant to Sections 2.03 and 3.02(e) and shall include any accompanying certifications or documents.

         "Obligations" means all indebtedness obligations and liabilities of the Borrower and its Subsidiaries, if any, to the Banks, individually or collectively, under this Agreement, any Notes or any Guaranty.

         "Operating Cash Flow" means, for any period, (i) EBIT for such period, PLUS (ii) the sum of depreciation and amortization for such period, MINUS (iii) the sum of interest income for such period, all as determined in accordance with GAAP.

           Operating Lease Obligations" means the obligation of the lessee under any lease of property (other than a Capital Lease) having an initial or remaining term of more than one year that is non-cancelable or cancelable only upon the occurrence of some remote contingency or the payment of a substantial penalty. The amount of an Operating Lease Obligation at any date is the amount at which the lessee's liability under the related lease would be required to be shown on its balance sheet at such date.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Register" has the meaning given such term in Section 9.05(c).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event regardless of any waivers given under Section 412(d) of the Code.

         "Required Banks" means, at any time, Banks holding at least a majority of the aggregate
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amount of the Commitments.

         "Revolving Loans" means any loan made by any Bank pursuant to Section
2.01. Each Revolving Loan shall be a Base Rate Loan, a Eurodollar Loan or an Auction Rate Loan.

         "Revolving Loan Termination Date" means the last day of the three-year period commencing on the date of this Agreement, or such later date as may be determined pursuant to Section 2.23; provided that if such date is not a Business Day, the Revolving Loan Termination Date shall be the next preceding Business Day.

         "Revolving Note" means a promissory note of the Borrower in the form of Exhibit A evidencing the Revolving Loans made by a Bank hereunder.

         "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned. directly or indirectly by such Person.

         "Tangible Net Worth" means the excess of total assets over total liabilities as determined in accordance with GAAP, excluding, however, from the determination of total assets (a) the aggregate amount of all intangible property existing, acquired or realized on or after the Closing Date, including without limitation, all patents, trademarks, trade names, copyrights, licenses, goodwill and treasury stock, except for an aggregate amount of any intangible property acquired or realized after the Closing Date of up to (i) $7,000,000 any time on or before December 31, 1993, (ii) $5,000,000 any time between January 1, 1994 and December 31, 1994, (iii) $3,000,000 any time between January 1, 1995 and December 31, 1995, and (iv) zero any time thereafter, and (b) any write-up of assets after December 31, 1992.

         "Term Loan Maturity Date" means the last day of the two-year period commencing on the Revolving Loan Termination Date.

         "Term Loans" means any loan made by any Bank pursuant to Section 2.09.

         "Term Loan Conversion Feel' means an amount equal to the product of (i) the principal amount of any Term Loan and (ii) 1/2%-.

         "Term Note" means a promissory note of the Borrower in the form of Exhibit B evidencing the Term Loans made by a Bank hereunder.

         "Term Rate" means, with respect to the Term Loans, an interest rate per annum equal to, at the option of the Borrower, (i) the average (rounded upward to the nearest whole multiple of 1/16 of it per annum) rate, for loans of 90 days' duration, at which deposits in Dollars are offered by the Agent to prime banks in the London interbank market at 11:00 A.M. (London time) two days before the first day of such Term Loans, PLUS 1 1/2% or (ii), the Base Rate PLUS 1/2t.
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         "Total Liabilities" means, on any date, all obligations that would be included in determining total liabilities as shown on the liabilities side of a balance sheet of a Person at such date prepared in accordance with GAAP, plus (without duplication) any other Debt of the Borrower.

         "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

         "Wholly-Owned Subsidiary" means any Subsidiary, all of the equity securities of which (except director's qualifying shares) are owned by the Borrower a/or one or more Wholly-owned Subsidiaries of the Borrower.

SECTION 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                             ARTICLE 2. THE CREDIT.

SECTION 2.01. THE REVOLVING LOANS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving loans to the Borrower (hereinafter collectively referred to as the "Revolving Loan" or "Revolving Loans") from time to time from and including the date hereof until the earlier of the Revolving Loan Termination Date or the termination of the Commitment of such Bank, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of its Commitment. Notwithstanding the foregoing, each Bank may (but shall not be obligated to) make Auction Rate Loans in excess of its available Commitment (but not in excess of the aggregate available Commitment of all the Banks) and in the event one or more Banks make any Auction Rate Loans, the Commitments of the Banks shall be adjusted as provided in Section 2.03(e). Each Borrowing under this Section 2.01 of (i) a Base Rate Loan shall be in the principal amount of not less than $100,000 or any greater amount which is an integral multiple of $50,000; (ii) a Eurodollar Loan shall be in the principal amount of not less than $1,000,000 or any greater amount which is an integral multiple of $500,000; or (iii) an Auction Rate Loan shall be in the principal amount of not less than $500,000 or any greater amount which is an integral multiple of $250,000, and each such Revolving Loan (other than Auction Rate Loans) shall be made by the Banks ratably in proportion to their respective Commitments. During the Commitment Period and within the foregoing limits, the Borrower may borrow, reborrow and prepay Revolving Loans, all in accordance with the terms and conditions of this Agreement.

SECTION 2.02.    THE REVOLVING NOTES.

         (a) The Revolving Loans of each Bank shall be evidenced by a single. promissory note in favor of such Bank in the form of Exhibit A, dated the date of this Agreement, and duly completed and executed by the Borrower.

         (b) Upon receipt of each Bank's Revolving Note pursuant to Section 3.01(a), the Agent shall mail such Revolving Note to such Bank. Each Bank shall record and, prior to any transfer of its Revolving Note, shall endorse on a schedule forming a part thereof appropriate notations evidencing the date, the type, the amount and the maturity of each Revolving Loan made by it which is evidenced by such Revolving Note and the date and amount of each payment of principal made by the Borrower with respect thereto; provided, that failure to make any such endorsement or notation shall not affect the Obligations of the Borrower hereunder or under any Revolving Note. Each Bank is hereby irrevocably authorized by the Borrower to so endorse its Revolving Note and to attach to and make a part of any Revolving Note a continuation of any such schedule as and when required.

SECTION 2.03.    PROCEDURE FOR BORROWING.

         (a) The Borrower shall give the Agent a Notice of Borrowing in the form of Exhibit D hereto, prior to 12:00 noon (Connecticut time), on the date of a Borrowing of a Base Rate Loan, at least two Business Days before a Borrowing of a Eurodollar Loan, and at least one Business Day before a Borrowing of an Auction Rate Loan, specifying:

                (i)    the date of such Borrowing, which shall be a Business
                       Day,

                (ii)   the principal amount of such Borrowing,

                (iii) whether the Revolving Loan comprising such Borrowing is to be a Base Rate Loan, a Eurodollar Loan or an Auction Rate Loan, and

                (iv)   the Interest Period with respect to such Borrowing.

         (b) Upon receipt of such Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's pro rata share of such Borrowing, except that in the case of an Auction Rate Loan, the Agent shall follow the procedures set forth in Schedule 2.03. No Notice of Borrowing shall be revocable by the Borrower.

         (c) Not later than 2:00 P.M. (Connecticut time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section or in Schedule 2.03 with respect to an Auction Rate Loan) make available its pro rata share of such Borrowing, in Dollars and in federal or other funds immediately available in Stamford, Connecticut, to the Agent at its address set forth on the signature pages hereof or at such other address as it may hereafter designate by notice to the Borrower and the Banks and, unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will promptly make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (d) If any Bank makes a new Revolving Loan hereunder on a day on which the

Borrower is to repay an outstanding Revolving Loan from such Bank, such Bank shall apply the proceeds of its new Revolving Loan to make such repayment and only an amount equal to the excess (if any) of the amount being borrowed over the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.15, as the case may be.

         (e) In the event that any Bank makes an Auction Rate Loan to the Borrower, such Auction Rate Loan shall be made severally by such Bank without participation in such Auction Rate Loan by any other Bank. If any Bank makes an Auction Rate Loan, such Bank's Commitment shall be reduced by the amount of such Auction Rate Loan. Such Bank shall be required (or permitted with respect to Auction Rate Loans) to participate in subsequent Revolving Loans to the extent of its Commitment so reduced. Each other Bank's pro rata share of any Revolving Loans to be made by the Banks pursuant to Section 2.01 hereof while an Auction Rate Loan is outstanding (any such Revolving Loan or portion thereof hereafter being referred to as a "Non-Pro Rata Loan") shall be equal to a fraction, the numerator of which shall be such Bank's available Commitment and the denominator of which shall be an amount equal to the difference between (i) the aggregate of the Banks' Commitments and (ii) the amount of any Auction Rate Loans outstanding. Notwithstanding anything to the contrary contained herein or in the terms of any Auction Rate Loan, after giving effect to all repayments of Borrowings and new Borrowings made on the date in question (i) no repayment in full of an Auction Rate Loan may be made by the Borrower unless and until all Non-Pro Rata Loans made as a result of such Auction Rate Loan shall have been repaid in full, and (ii) no partial repayment of an Auction Rate Loan may be made by the Borrower unless and until all Non-Pro Rata Loans made as a result of such Auction Rate Loan shall have been partially repaid in the same proportion as such partial repayment of such Auction Rate Loan.

         (f) Notwithstanding anything to the contrary herein contained, if, upon the expiration of any Interest Period applicable to any Borrowing of Revolving Loans other than Auction Rate Loans, the Borrower shall fail to give a new Notice of Borrowing as set forth in this Section 2.03, the Borrower shall be deemed to have given a new Notice of Borrowing of Base Rate Loans in principal amount equal to the outstanding principal amount of such Revolving Loans, and the proceeds of the new Borrowing shall be applied directly to repay such outstanding principal amount on the day of such Borrowing.

SECTION 2.04. TERMINATION OR REDUCTION OF COMMITMENT. The Commitment shall terminate on the Revolving Loan Termination Date and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. No termination of the Commitment hereunder shall relieve the Borrower of any of its outstanding Obligations to the Banks hereunder or otherwise. The Borrower shall have the right, upon prior written notice of at least five Business Days to the Agent, to terminate or, from time to time, reduce the Commitment, provided that (i) any such reduction of the Commitment shall be accompanied by the prepayment of the Revolving Notes, together with accrued interest thereon to the date of such prepayment and any amount due pursuant to Section 2.07, to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding exceeds the Commitment as then reduced and (ii) any such termination of the Commitment shall be accompanied by prepayment in full of the unpaid principal amount of the Revolving Notes together with accrued interest thereon to the date of such prepayment and any amount due pursuant to Section
2.07. Any such partial reduction of the Commitment shall be in an aggregate principal amount of $500,000 or any whole multiple thereof and shall reduce permanently the Commitment then in effect hereunder. Each reduction of the Commitment shall reduce, pro rata, the Commitment of each Bank.

SECTION 2.05.    SPECIAL MANDATORY REDUCTION OF COMMITMENT.

         (a) The Commitment of each Bank shall be reduced by an amount equal to its pro rata share of the net cash proceeds, and any and all cash, whenever received, derived from any non-cash proceeds, of the sale, lease or other transfer of assets of the Borrower or any Affiliate described in the penultimate sentence of Section 6.06 (provided that no distributions to shareholders of the Borrower for the payment of taxes arising by reason of any such sale, lease or transfer shall be deducted from the calculation of net proceeds), such reduction to be effective no later than the Business Day next succeeding the day on which such net proceeds are received by the Borrower or such Affiliate, as the case may be.

         (b) On the effective date of any reduction of the Commitment of each Bank pursuant to Section 2.05(a), the Borrower shall repay such principal amount (together with accrued interest thereon and any amount due pursuant to Section 2.07) of outstanding Revolving Loans, if any, As may be necessary so that after such repayment, the aggregate unpaid principal amount of the Revolving Loans does not exceed the Commitment as then reduced.

SECTION 2.06. MATURITY OF REVOLVING LOANS. Each Revolving Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Revolving Loan.

SECTION 2.07.    OPTIONAL PREPAYMENTS.

         (a) The Borrower may, upon at least one Business Days' notice to the Agent, prepay the Base Rate Loans, without premium or penalty, in whole at any time or from time to time in part by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

         (b) The Borrower may, upon at least three Business Days' notice to the Agent, prepay the Eurodollar Loans or the Auction Rate Loans, in whole at any time or from time to time in part by paying the principal amount being prepaid together with (i) accrued interest thereon to the date of prepayment and (ii) any amounts required to compensate each Bank for any reasonable losses, costs or expenses (excluding any losses of anticipated profit), as certified by each Bank (such certification setting forth the basis for such compensation), which such Bank may reasonably incur as a result of such prepayment, including without limitation, any loss, cost or expense incurred by reason of funds liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Eurodollar Loan or Auction Rate Loan and any administrative costs, expenses or charges of such Bank as a result thereof.

SECTION 2.08.    INTEREST ON THE REVOLVING LOANS.

         (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Interest shall be payable on the last day of the Interest Period applicable thereto. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is 360. Overdue principal of and, to the extent permitted by law, overdue interest on the Base Rate Loans shall bear interest for each day until paid at a rate per annum equal to the Default Rate.

                         (b) Subject to Section 6.13 hereof, each Eurodollar
                Loan shall bear interest on the unpaid principal amount thereof, for each day from the date such Eurodollar Loan is made until it becomes due, at a rate per annum equal to the Eurodollar Rate for the relevant Interest Period. Interest shall be payable on the last day of the Interest Period applicable thereto; provided, that if such Interest Period is longer than 90 days, interest shall be payable every 90 days and on the last day of such Interest Period. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is 365. Overdue principal of and, to the extent permitted by law, overdue interest on the Eurodollar Loans shall bear interest for each day until paid at a rate per annum equal to the Default Rate.

                         (c) Each Auction Rate Loan shall bear interest on the
                unpaid principal amount thereof, for each day from the date such Auction Rate Loan is made until it becomes due, at a rate per annum equal to the Auction Rate for the relevant Interest Period. Interest shall be payable on the last day of the Interest Period applicable thereto; provided, that if such Interest Period is longer than 90 days, interest shall be payable every 90 days and on the last day of such Interest Period. Such interest shall accrue from and including the date of such Borrowing to but excluding the date of any repayment thereof and shall be computed on the basis of a fraction, the numerator of which is the actual number of days elapsed from the date of Borrowing and the denominator of which is 360. Overdue principal of and, to the extent permitted by law, overdue interest on Auction Rate Loans shall bear interest for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.09. THE TERM LOANS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make a term loan to the Borrower (hereinafter collectively referred to as the "Term Loan" or "Term Loans") on the Revolving Loan Termination Date in an amount up to the principal amount of the Revolving Loans of such Bank then outstanding, less the amount, if any, by which the principal amount of such Revolving Loans then outstanding exceeds such Bank's Commitment. Each Bank shall make its Term Loan on the Revolving Loan Termination Date by crediting the amount thereof to the repayment of the outstanding principal amount of such Bank's Revolving Note. Upon any such conversion of Revolving Loans to Term Loans hereunder, the Borrower shall pay each Bank the Term Loan Conversion Fee.

SECTION 2.10. THE TERM NOTES. The Term Loan of each Bank shall be evidenced by a promissory note in favor of such Bank in the form of Exhibit B, with appropriate insertions as to the date and principal amount, and duly completed and executed by the Borrower. Upon receipt of each Bank's Term Note, the Agent shall mail such Term Note to such Bank.

SECTION 2.11. REPAYMENT OF TERM LOAN PRINCIPAL. The principal amount of the Term Notes shall be payable monthly in 24 equal installments, commencing on the day that is one month from the Revolving Loan Termination Date and continuing on the same date of each month thereafter to and including the Term Loan Maturity Date.

SECTION 2.12. TERM LOAN PREPAYMENT. The Borrower may, upon at least three Business Days' notice to the Agent, prepay the Term Loans in whole at any time or from time to time in part by paying the principal amount being prepaid together with (i) accrued interest thereon to the date of prepayment and (ii) any amounts required to compensate each Bank for any reasonable losses, costs or expenses (excluding any losses of anticipated profit), as certified by each Bank (such certification setting forth the basis for such compensation), which such Bank may reasonably incur as a result of such prepayment, including without limitation, any loss, cost or expense incurred by reason of funds liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain the Term Loans and any administrative costs, expenses or charges of such Bank as a result thereof.

SECTION 2.13. INTEREST ON THE TERM LOANS. The Term Loans shall bear interest on the outstanding principal amount thereof, for each day from the date the Term Loans are made until they become due, at a rate per annum equal to the Term Rate.

SECTION 2.14.    FEES.

         (a) The Borrower shall pay a $25,000 loan origination fee to Shawmut on or before the Closing Date.

         (b) The Borrower agrees to pay to the Agent for the account of each Bank an annual facility fee of 3/16 of one percent of the amount of such Bank's Commitment (subject to the adjustment set forth in Section 6.13 hereof), payable in advance in four quarterly installments on the first Business Day of January, April, July And October of each year beginning July 1, 1993. The Borrower shall pay a pro-rated facility fee on the Closing Date, to the extent not paid prior to the Closing Date, for the period from the Closing Date through September 30, 1993.

         If the Revolving Loan Termination Date has been extended at the Banks, discretion pursuant to Section 2.23, the Borrower shall pay to each Bank a renewal fee of 1/8 of one percent (12.5 basis points) of the total of such Bank's Commitment on the effective date of each extension.

         (d) The fees required by paragraphs (a), (b) and (c) of this Section shall not be refundable under any circumstances.

SECTION 2.15. PAYMENTS GENERALLY. All payments under this Agreement shall be made in Dollars in immediately available funds not later than 12:00 noon (Connecticut time) on the due date (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day) to the Agent at its address set forth on the signature pages hereof or at such other address as it may hereafter designate by notice to the Borrower and the Banks for the account of the Lending Office of each Bank specified by such Bank on Schedule 1.01 hereto. The Agent will promptly distribute to each Bank its pro rata share of each such payment received for the account of each Bank, except that principal and interest payable in respect of any Auction Rate Loan shall be paid by the Agent to the Bank entitled thereto. The Borrower shall, at the time of making each payment under this Agreement, specify to the Agent the principal or other amount payable by the Borrower under this Agreement to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in the computation of such payment; provided that, if such extension would cause the last day of an Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

SECTION 2.16. CAPITAL ADEQUACY. If either after the date hereof (i) the introduction of, or any change in, or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request or (ii) compliance with any order, ruling, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof (including, in any event, any law, regulation, order, ruling, interpretation, directive, guideline or request contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulation and Supervisory Practices) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank reasonably determines that the amount of such required or expected capital is increased by or based upon the existence of such Bank's Loans hereunder or such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall be liable for, and shall pay to the Agent for the account of such Bank, within 30 days following demand from time to time by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances for the effects of such law, regulation, order, ruling, directive, guideline or request, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Loans hereunder or of such Bank's commitment to lend hereunder. A certificate I substantiating such amounts and identifying the event giving rise thereto, submitted to the Borrower and the Agent by such Bank, shall be conclusive, absent manifest error. Each Bank shall promptly notify the Borrower of any event of which it has knowledge occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section, and such Bank shall take any reasonable action available to it consistent with its internal policy and legal and regulatory restrictions (including the designation of a different Lending Office, if any) that will avoid the need for, or reduce the amount of, such compensation and will not in the reasonable judgment of such Bank be otherwise disadvantageous to the Bank.

SECTION 2.17.    INCREASED COSTS. If after the date hereof, due to either
(i) the introduction of or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request, or (ii) the compliance with any order, ruling, directive, guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, announced, published, promulgated or made after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Loans, then the Borrower shall be liable for, and shall from time to time, within 30 days following a demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided, however, that before making any such demand, such Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Bank or its Lending Office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate substantiating the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be conclusive, absent manifest error.

SECTION 2.18. ILLEGALITY. Notwithstanding any other provision of this Agreement, if after the date hereof the introduction of, or any change in or in the interpretation or enforcement of, any law, regulation, order, ruling, directive, guideline or request shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Bank or its Lending Office to perform its obligations hereunder to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans hereunder, then, on notice thereof by such Bank to the Borrower through the Agent, (i) the obligation of the Banks affected thereby to make Eurodollar Loans shall terminate (and such Banks shall make all of their respective Loans as Base Rate Loans or Auction Rate Loans notwithstanding any election by the ' Borrower to have the Banks make Eurodollar Loans) and (ii) five Business Days after such notice and demand or, if legally permissible, at the end of the current Interest Period for such Eurodollar Loans, all Eurodollar Loans of such Bank then outstanding will automatically convert into Base Rate Loans; provided, however, that before making any such demand, such Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Bank or its Lending Office to continue to perform its obligations to make Eurodollar Loans and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate setting forth such change in or in the interpretation or enforcement of such law, regulation, order, ruling, directive, guideline or request, submitted to the Borrower and the Agent by such Bank, shall be conclusive evidence of such change, interpretation or enforcement, absent manifest error. The Banks and the Borrower agree to negotiate in good faith in order to agree upon a mutually acceptable mechanism to provide that Eurodollar Loans made by the Banks as to which the foregoing conditions occur shall convert into Base Rate Loans.

SECTION 2.19.    PAYMENTS TO BE FREE OF DEDUCTIONS. All payments by the
Borrower under this Agreement shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes (other than any taxes imposed on or measured by the gross income or profits of any Bank), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to mike such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder, it will pay to the Agent, on the date on which such amount becomes due and payable hereunder and in Dollars, such additional amount as shall be necessary to enable each Bank to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Borrower.

SECTION 2.20. COMPUTATIONS. All computations of interest and like payments hereunder, on the Loans, shall, in the absence of clearly demonstrable error, be considered correct and binding on the Borrower and the Banks, unless within 30 Business Days after receipt of any notice by the Agent of such outstanding amount, the Borrower or any Bank notifies the Agent to the contrary.

SECTION 2.21. OBLIGATIONS ABSOLUTE. The Obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, and irrespective of, the following circumstances:

           (a) any lack of validity or enforceability of all or any portion of this Agreement or any other agreement or any instrument-relating hereto;

           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower;

           (c) the existence of any claim, setoff, defense or other right that the Borrower may have; or

           (d) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

SECTION 2.22. SHARING OF PAYMENTS, ETC.- If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it (other than pursuant to
Section 2.16, 2.17, 2.18 or 2.19) in excess of its ratable share of payments on account of outstanding Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.23. EXTENSION OF REVOLVING LOAN TERMINATION DATE. The Borrower may request, in writing to the Agent, successive one-year extensions of the Revolving Loan Termination Date, at least 45 days prior to such Date. The Agent shall notify the Banks of such request and each Bank may grant the requested extension, in its sole discretion. Each Bank shall notify the Agent of its decision at least 24 days prior to the Revolving Loan Termination Date. The Agent shall notify the Borrower of the Banks' decision at least 15 days prior to the Revolving Loan Termination Date.


                        ARTICLE 3. CONDITIONS PRECEDENT.

SECTION 3.01. DOCUMENTARY CONDITIONS PRECEDENT. The obligation of the Agent and each Bank to execute and deliver this Agreement is subject to the condition precedent that the Borrower shall have delivered the following, in form and substance satisfactory to the Agent and each Bank:

           (a) a Revolving Note for the account of each Bank duly executed by the Borrower;

           (b) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting on behalf of the Borrower to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered pursuant to this Agreement, and attesting to the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by the Borrower under this Agreement;

           (c) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating on behalf of the Borrower that the representations and warranties in Article 4 are true and correct in all material respects on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or

           Event of Default;

           (d) a favorable opinion of Robert D. Marafioti, General Counsel of the Borrower, dated the Closing Date, in substantially the form of Exhibit C;

           (e) a loan origination fee in the amount of $25,000 to the Agent;

           (f) a negative pledge agreement executed by certain shareholders of the Borrower in the form of Exhibit E;

           (g) a duly executed Guaranty from each Guarantor;

         a certificate of the Secretary or Assistant Secretary of each Guarantor, dated the Closing Date, attesting on behalf of each such Guarantor to all corporate action taken by such Guarantor, including resolutions of each such Guarantor's board of directors authorizing the execution, delivery and performance of the Guaranty of such Guarantor and any other documents to be delivered pursuant thereto, and attesting to the names and true signatures of the officers of such Guarantor authorized to sign its Guaranty and any other documents to be delivered by such Guarantor pursuant thereto; and

         (i) all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to each Bank and each Bank shall have received any and all other information and documents with respect to the Borrower which it may reasonably request.

SECTION 3.02. ADDITIONAL CONDITIONS PRECEDENT TO EACH LOAN. The obligation of each Bank to make the Loans pursuant to a Borrowing which increases the amount outstanding hereunder (including the initial borrowing) and to make the Term Loan, unless waived by such Bank, shall be subject to the further conditions precedent that on the date of such Loan:

         (a) the representations and warranties contained in Article 4 of this Agreement are true and correct in all material respects on and as of the date of such Loan (or were true and correct as of the specific point in time to which they relate) as though made on and as of such date;

         (b) the Borrower has complied and is in compliance with all of the terms, covenants and conditions of this Agreement;

         (c) there does not exist any Event of Default under this Agreement nor any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

         (d) there has been no material adverse change in the financial condition, operating status, or business prospects of the Borrower and its Subsidiaries, if any, since the date of the last Borrowing under this Agreement;

           (e) the Agent shall have received a Notice of Borrowing in the form of Exhibit D, except to the extent otherwise provided in Section 2.03(f); and

           (f) at least 66-2/3% of all issued and outstanding shares of each class of voting stock of the Borrower shall be owned of record and beneficially by any of Gerard G. Leeds, Liselotte J. Leeds or any of their children or (subject to such trusts remaining under the control of Gerard G. Leeds, Liselotte J. Leeds or any of their children) one or more trusts for the benefit of any of them, and such shares shall not be subject to any mortgage, pledge, encumbrance, lien, security interest or charge, except such mortgages, pledges, encumbrances, liens, security interests and charges permitted by the terms of the Negative Pledge Agreement.

SECTION 3.03. DEEMED REPRESENTATIONS. Each Notice of Borrowing hereunder and acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty that the statements contained in Section 3.02(a) are true and correct both on the date of such Notice of Borrowing and, unless the Borrower otherwise notifies the Agent prior to such Borrowing, as of the date of such Borrowing.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

SECTION 4.01. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Each of the Borrower and the Guarantors is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operations, properties, business or, to the knowledge of the Borrower, prospects of the Borrower. The Borrower has all requisite power and authority to execute and deliver and to perform all of its obligations under this Agreement and the Notes and the other writings contemplated hereby.

SECTION 4.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not
(a) require any consent or approval of its shareholders or any Person; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or the Guarantors; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Guarantor, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

SECTION 4.03. LEGALLY ENFORCEABLE AGREEMENTS. This Agreement and the Notes constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors, rights generally and by general principles of equity.

SECTION 4.04. LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Guarantors, before any court, governmental agency or arbitrator, which if adversely determined would in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, business or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole or the ability of the Borrower to perform its obligations under this Agreement and the Notes.

SECTION 4.05. FINANCIAL STATEMENTS. The combined balance sheet of the Borrower and the Guarantors as at December 31, 1992 and the related combined statements of operations and retained earnings and cash flow of the Borrower and the Guarantors for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of Miller, Ellin & Company, independent certified public accountants, and the unaudited interim combined balance sheet of the Borrower and the Guarantors as at March 31, 1993 and the related combined statements of income, for the three-month period then ended, copies of which have been furnished to each Bank, are complete and correct and fairly present the financial condition of the Borrower and the Guarantors taken as a whole as at such dates and the results of the operations of the Borrower and the Guarantors taken as a whole for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements) and assuming that the Guarantors were Affiliates of the Borrower at such date. There are no liabilities of the Borrower or any of the Guarantors, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1992. No information, exhibit or report furnished by the Borrower to each Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1992 there has been no material ad-verse change in the financial condition, business, operations, properties or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole.

SECTION 4.06. OWNERSHIP AND LIENS. Each of the Borrower and the Guarantors has title to, or valid leasehold interests in, its material properties and assets, real and personal, including the material properties and assets, and leasehold interests reflected in the financial statements referred to in Section
4.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the material properties and assets owned by the Borrower or the

Guarantors, and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or in Schedule 4-.06, or as may be permitted hereunder.

SECTION 4.07. TAXES. Each of the Borrower and the Guarantors has filed all federal and state tax returns and all other material local tax returns required to be filed, has paid all due and payable taxes, assessments and governmental charges and levies, including interest and penalties, imposed upon it or upon its properties, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable, except with respect to taxes which are being contested in good faith by the Borrower or any Guarantor and for which the Borrower or any Guarantor has set aside adequate reserves for payment. Schedule 4.07 is a complete and accurate description of federal and state tax audits involving the Borrower.

SECTION 4.08. ERISA. Each of the Borrower and the Guarantors is in compliance in all material respects with all applicable provisions of ERISA. Within the three-year period prior to the date hereof, neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; each of the Borrower and its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities; and neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA.

SECTION 4.09. SUBSIDIARIES, AFFILIATES AND OWNERSHIP OF STOCK. The Borrower has no Subsidiaries. Schedule 4.09 sets forth the jurisdiction of incorporation or organization of each Guarantor.

SECTION 4.10. CREDIT ARRANGEMENTS. Schedule 4.10 is a complete and correct list of all credit agreements, indentures, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of the Guarantors is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are therein set forth and are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are therein set forth and are correctly described or indicated in such Schedule.

SECTION 4.11. OPERATION OF BUSINESS. Each of the Borrower and the Guarantors possesses all licenses, permits and franchises, or rights thereto, material to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of the Guarantors is in violation in any material respect of any valid rights of others with respect to any of the foregoing.

SECTION 4.12. NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Each of the Borrower and the Guarantors has satisfied all material judgments and neither the Borrower nor any Guarantor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which would, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, business or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole or the ability of the Borrower to perform its obligations under this Agreement and the Notes.

SECTION 4.13. NO DEFAULTS ON OTHER AGREEMENTS. Neither the Borrower nor any of the Guarantors is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would have a material adverse effect on the business, properties, assets, operations, financial condition or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole or the ability of the Borrower to carry out its obligations under this Agreement and the Notes. Neither the Borrower nor any of the Guarantors is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

SECTION 4.14. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the material properties of the Borrower or any of the Guarantors are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower or such Guarantor.

SECTION 4.15. GOVERNMENTAL REGULATION. Neither the Borrower nor any of the Guarantors is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

SECTION 4.16. PARTNERSHIPS. Except as set forth in Schedule 4.16, neither the Borrower nor any of the Guarantors is a partner in any partnership.

SECTION 4.17.    ENVIRONMENTAL PROTECTION. Each of Borrower and the
Guarantors has obtained all material permits, licenses and other authorizations which are required under all environmental laws, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition, operations, properties or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole. Each of the Borrower and the Guarantors is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not reasonably be expected to have a material adverse effect on the business, financial condition, operations, properties or, to the. knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole. None of the properties of the Borrower or the Guarantors, either owned-or leased, have been included or proposed for inclusion on the National Priorities List adopted pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or on any similar list or inventory of sites requiring response or cleanup actions adopted by any other federal, state or local agency.

SECTION 4.18.    COPYRIGHTS, PATENTS, TRADEMARKS, ETC. Each of the
Borrower and the Guarantors is duly licensed or otherwise entitled to use all patents, trademarks, service marks, trade names, and copyrighted materials which are used in the operation of its business as presently conducted, except where the failure to be so licensed or entitled would not have a materially adverse effect on the business, financial condition, operations, properties or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole. No claim is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Guarantors contesting the use of any such patents, trademarks, service marks, trade names or copyrighted materials, nor does the Borrower know of any valid basis for any such claims, other than claims which, if adversely determined, would not have a material adverse effect on the business, financial condition, operations, properties or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole.

SECTION 4.19. COMPLIANCE WITH LAWS. Neither the Borrower nor any of the Guarantors is in violation of any laws, or regulations, applicable to it, of any municipal governmental authorities, or agencies, including without limitation, States Occupational Safety and Health Act of all federal, state, county and municipal laws, and regulations relating to the environment, as such may be amended, where such violation would have a material adverse effect on the business, financial condition, operations, properties or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole.

SECTION 4.20. EVENTS OF DEFAULT. No Default or Event of Default has occurred and is continuing.

SECTION 4.21. USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for working capital and general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

SECTION 4.22. GUARANTY IN EFFECT. Each Guaranty entered into by a Guarantor is in full force and effect and enforceable according to its terms.

SECTION 4.23. NEGATIVE PLEDGE IN EFFECT. The Negative Pledge Agreement is in full force and effect and is enforceable according to its terms.


                        ARTICLE 5. AFFIRMATIVE COVENANTS.

    During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations, the Borrower covenants and agrees as follows:

SECTION 5.01. MAINTENANCE OF EXISTENCE. Each of the Borrower and the Guarantors shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required from time to time, except where failure to be so qualified would not have a material adverse effect on the business, financial condition, operations, properties or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole.

SECTION 5.02.    CONDUCT OF BUSINESS. Each of the Borrower and the
Guarantors shall continue to engage in a business of the same general type as conducted by it on the date of this Agreement.

SECTION 5.03. MAINTENANCE OF PROPERTIES. Each of the Borrower and the Guarantors shall maintain, keep and preserve all of its material properties (tangible and intangible), necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

SECTION 5.04. MAINTENANCE OF RECORDS. Each of the Borrower and the Guarantors shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and the Guarantors.

SECTION 5.05. MAINTENANCE OF INSURANCE. Each of the Borrower and the Guarantors shall obtain and maintain insurance with financially sound and reputable insurance companies with a Best's rating of A or better, in such amounts and with such coverages (including without limitation public liability insurance, fire, hazard and extended coverage insurance on all of its assets, necessary workers' compensation insurance and all other coverages as are consistent with industry practice) as are maintained by similar businesses of similar size.

SECTION 5.06. COMPLIANCE WITH LAWS. Each of the Borrower and the Guarantors shall comply in all material respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not have a material adverse effect on the business, financial condition, operations, properties or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as whole. Such compliance shall include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon its property (and all penalties and other costs, if any, related thereto), unless contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

SECTION 5.07. RIGHT OF INSPECTION. From time to time upon at least one Business Day's prior notice and in accordance with customary standards and practices within the banking industry (including, without limitation, upon any Event of Default or whenever the Banks may have reasonable cause to believe that an Event of Default has occurred), the Borrower shall permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Affiliates to discuss the affairs, finances and accounts of the Borrower and any such Affiliate with any of their respective officers and directors and the Borrower's independent accountants, and to make such verification concerning the Borrower as may be reasonable under the circumstances; provided, that the Banks shall use reasonable efforts to treat as confidential any and all information obtained pursuant to this Section 5.07, except to the extent required by any law, regulation, order, ruling, directive, guideline or request from any central bank or other government authority (whether or not having the force of law).

SECTION 5.08.    REPORTING REQUIREMENT. The Borrower shall furnish to each
Bank:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a combined and combining balance sheet of the Borrower and the Guarantors as of the end of such fiscal year and a combined and combining income statement and statements of cash flow and stockholders' equity of the Borrower and the Guarantors for such fiscal year, all in reasonable detail and stating in comparative form the respective combined and combining figures for the corresponding date and period in the prior fiscal year, and all prepared in accordance with GAAP and accompanied by an unqualified opinion thereon acceptable to the Banks by Miller, Ellin & Company, or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably acceptable to the Required Banks and the Agent.

         (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, an unaudited combined and combining balance sheet of the Borrower and the Guarantors as of the end of such quarter and a combined and combining income statement and statements of cash flow and stockholders' equity of the Borrower and the Guarantors for such quarter and the year to date, all in reasonable detail and stating in comparative form the respective combined and combining figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with GAAP and certified on behalf of the Borrower by the chief financial officer and/or president of the Borrower (subject to year-end adjustments);

         (c) as soon as available and in any event within 20 days after the end of each month, an aging summary report, giving an analysis by months of the age of the Accounts Receivable of the Borrower indicating those accounts of 30, 60, 90, 120 and over 120 days duration in the Borrower's format.

         (d) simultaneously with the delivery of the financial statements referred to in Section 5.08(b) above, for each publication title and division of the Borrower, (i) a profit and loss statement for that fiscal quarter and the year to date and (ii) a summary statement indicating the ratio of advertising pages to total pages in such quarter;

         (e) promptly upon receipt thereof, copies of any material reports submitted to the Borrower or any Guarantor by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Guarantor made by such accountants;

         (f) simultaneously with the delivery of the financial statements referred to in Section 5.08(a) and (b) above, a certificate of the chief financial officer and/or president of the Borrower (i) certifying on behalf of the Borrower that to the best of his knowledge the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the Notes, and no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (ii) with computations demonstrating compliance with the covenants contained in Sections 6.10 through 6.16;

         (g) simultaneously with the delivery of the annual financial statements referred to in Section 5.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes or which with notice or lapse of time or both would constitute a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof, and setting forth all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements contained in Sections 6.10 through 6.16;

         (h) not later than 15 days prior to the end of each fiscal year of the Borrower, the Borrower shall provide the Banks with an opportunity to review and take written notes on the business plan of the Borrower for the next succeeding fiscal year, including without limitation, quarterly operating budget and cash flow projections. Upon completion of such review, the Borrower shall provide the Banks with a certificate of the chief financial officer and/or president of the Borrower to the effect that such officer believes such business plan to be reasonable and not materially misleading. Such certificate shall further include a detailed one to two-page synopsis of such business plan;

         (i) simultaneously with the delivery of the financial statements referred to in Section 5.08(b) above, copies of the appropriate semiannual and annual circulation audit report of BPA International or Audit Bureau of Circulations received by the Borrower with respect to any of its audited publications after the date any such reports were last delivered to the Banks hereunder;

         (j) promptly after the commencement thereof, notice of any action, suit and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against the Borrower or any Guarantor which alleges damages in excess of $1,000,000 or, if determined adversely to the Borrower or such Affiliate, would have a material adverse effect on the financial condition, operations, properties, business or, to the knowledge of the Borrower, prospects of the Borrower and the Guarantors taken as a whole;

         (k) as soon as possible, and in any event within 15 days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

         (l) at any 0 time upon the request of the Banks, the opportunity to review copies of all reports, including annual reports, and notices which the Borrower or any Guarantor files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within 15 days after the Borrower or any Guarantor knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any such Guarantor has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Lender a certificate of the chief financial officer and/or president of the Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto;

         (m) promptly after the furnishing thereof, copies of any statement or report furnished to any other the terms of any indenture, loan or credit agreement and not otherwise required to be Banks pursuant to any other clause of this

         (n) such other information respecting the operations, financial or otherwise, of the Guarantor as the Agent or any Bank may from time to time reasonably request.

SECTION 5.09. GUARANTY OF OBLIGATIONS. The Borrower shall promptly notify the Banks if any entity carrying on, or intending to carry on, a business for profit becomes an Affiliate of the Borrower that has a business relationship with the Borrower and, if reasonably requested by the Required Banks, shall cause any such Affiliate to execute and deliver to the Banks, in the sole discretion of the Banks, a Guaranty in the form of Exhibit G.

SECTION 5.10. FURTHER ASSURANCES. The Borrower shall take all such further actions and execute and file or record, at its own cost and expense, all such further documents and instruments as the Agent or the Banks may at any time reasonably determine may be necessary or advisable; and shall do, execute, acknowledge, deliver, record, file, re-file, record, register and re-register any and all such further acts, deeds, conveyances, estoppel certificates, transfers, certificates, assurances and other instruments as the Agent or the Banks may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement or any Note.

                         ARTICLE 6. NEGATIVE COVENANTS.

    During the term of this Agreement, and until performance, payment and/or satisfaction in full of the Obligations, the Borrower covenants and agrees as follows:

SECTION 6.01. DEBT. Neither the Borrower nor any Guarantor shall create, incur, assume or suffer to exist any Debt, except:

         (a) Debt of the Borrower under this Agreement and the Notes;

         (b) Debt described in Schedule 4.10, but no renewals, extensions or refinancings thereof;

         (c) accrued expenses and current liabilities for accounts payable incurred for the acquisition of property or services in the ordinary course of business;

         (d) Debt of the Borrower or any Guarantor secured by purchase money Liens permitted by Section 6.03;

         (e) Debt permitted under Section 6.02 hereof;

         (f) Debt between the Borrower and any Guarantor; PROVIDED, that any such debt shall be subordinated to any Obligations incurred or arising hereunder;

         (g) notes payable and any other form of Debt which constitutes a deferred purchase price of any property or services so long as the aggregate principal amount thereof does not exceed $1,500,000 at any time outstanding;

         (h) Debt arising by reason of any deferred compensation plans of the Borrower existing as of the Closing Date (and any renewals or extensions of such deferred compensation plans on substantially the same terms and conditions thereof); and

         (i) Debt not otherwise permitted under this Section 6.01, not to exceed $500,000 in the aggregate principal amount outstanding at any time.

SECTION 6.02. GUARANTIES, Etc. Neither the Borrower nor any Guarantor shall assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or supply or advance any stock, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except
(a) as provided in Section 5.09, (b) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (c) guaranties of indebtedness of Guarantors; PROVIDED, that such indebtedness is permitted under Section 6.01 up to an aggregate amount of $500,000, (d) guaranties existing on the date of this Agreement and set forth in
Schedule 6.02
hereof, (e) guaranties made in the ordinary course of business for the benefit of employees of the Borrower or any Guarantor up to the maximum amount of $250,000 in the case of an individual employee and $1,000,000 in the aggregate at any time outstanding, and (f) guaranties not otherwise permitted by this
Section 6.02, not to exceed $100,000 in the aggregate principal amount outstanding at any time.

SECTION 6.03. LIENS. Neither the Borrower nor any Guarantor shall create, incur, assume or suffer to exist any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

         (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

         (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 60 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

         (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (d) Liens with respect to deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (e) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Guarantor of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (g) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a capital Lease; provided that:

                         (i) any property subject to any of the foregoing is acquired by the Borrower or any such Guarantor in the ordinary course of its business and the Lien on any such property is created contemporaneously with or within ten days after such acquisition;

                         (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Guarantor acquiring the same;

                         (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon;

                         (iv) the Debt secured by all such Liens shall not exceed $750,000 at any time outstanding in the aggregate; and

                         (v) the obligations secured by such Lien are permitted by the provisions of Section 6.01 and the related expenditure is permitted under Section 6.10;

         (h) Liens referred to in Schedule 4.06 and any renewals and extensions thereof;

         (i) Leases or subleases of office space granted to other Persons who are not Guarantors at market rates in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any Guarantor; and

         (j) Liens not otherwise provided for in Section 6.03(a) through (h) hereof, which encumber assets (other than current assets) of the Borrower with an aggregate value not in excess of $250,000.

SECTION 6.04. LEASES. Neither the Borrower nor any Guarantor shall agree to a modification of any existing lease that would result in increased costs to the Borrower or such Guarantor, or create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on December 31, 1992 as described in the notes to the financial statements of the Borrower, and any extensions, renewals or replacements thereof so long as the aggregate annual rental payments under all such leases do not exceed 120%- of the aggregate annual rental payments permitted for the immediately preceding year (b) leases (other than Capital Leases) which do not in the aggregate require the Borrower and the Guarantors on a combined basis to make payments (including taxes, insurance, maintenance and similar expense which the Borrower or any Guarantor is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $1,000,000,
(c) leases between the Borrower and any Guarantor or between any such Guarantors, and (d) Capital Leases permitted by Section 6.10.

SECTION 6.05. INVESTMENTS. Neither the Borrower nor any Guarantor shall,. except as permitted by Sections 6.06 and 6.09, and except for any investment existing on December 31, 1992, make any loan or advance to any Person, including any director, officer, employee, or stockholder of the Borrower or any Guarantor, or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) direct obligations of the United States of America or any agency thereof (or direct obligations of any foreign sovereign with a credit quality rating of at least "AA" by Standard & Poor's Corporation or "All' by Moody's Investors Service, Inc., up to a maximum aggregate amount, together with all non-United States investments described in Section 6.05(b) and (c) hereof, of $2,000,000 at any time) with maturities of two years or less from the date of acquisition, (b) commercial paper of a domestic issuer rated at least "A-111 by Standard & Poor's Corporation or "P-111 by Moody's Investors Service, Inc. (or commercial paper of any foreign issuer with an equivalent credit quality rating by Standard & Poor's Corporation or Moody's Investors Service, Inc., up to a maximum aggregate amount, together with all non-United States investments described in Sections 6.05(a) and (c) hereof, of $2,000,000 at any time), (c) certificates of deposit with maturities of two years or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $100,000,000 (or certificates of deposits with comparable maturities issued by any foreign commercial bank having capital and surplus in excess of the equivalent of $100,000,000 at any time, up to a maximum aggregate amount, together with all non-United States investments described in Sections 6.05(a) and (b) hereof, of $2,000,000 at any time), (d) loans and advances made by the Borrower or any Guarantor to employees, officers, stockholders or Affiliates of the Borrower or such Guarantor not to exceed $1,800,000 at any time outstanding in the aggregate; PROVIDED, that any such loan or advance of $50,000 or more for a term in excess of three months shall be secured by mortgages on real property and/or pledges and security interests in marketable securities reasonably acceptable to the Agent, (e) stock or obligations issued in settlement of claims against any other Person by reason of bankruptcy, composition or reorganization of any debtor of the Borrower or any Guarantor, (f) notes held by the Borrower or any Guarantor to the extent permitted under Section 6.06 hereof, (g) receivables owing to the Borrower or any Guarantor created in the ordinary course of business, and (h) as long as no Event of Default shall have occurred and be continuing, loans to acquisition targets up to a maximum aggregate principal amount of $1,000,000 at any time outstanding, provided that any such loan or advance of $50,000 or more shall be secured by collateral reasonably acceptable to the Required Banks. It is understood that the effect of the foregoing is to prohibit the Borrower's investment in any of the Guarantors not existing on the date hereof without the Required Banks' approval. Notwithstanding the foregoing, as long as no Event of Default shall have occurred and be continuing, the Borrower may invest in any of the Guarantors to the extent required by applicable law or in amounts not to exceed $1,500,000 in the aggregate at any time.

SECTION 6.06. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower shall not (i) consolidate or merge with or into any, other Person unless the Borrower is the surviving corporation and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or
(ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person. No Guarantor shall consolidate with, merge with or into or transfer all or substantially of its assets to any Person other than the Borrower or a Wholly-Owned Subsidiary. Neither the Borrower nor any Guarantor shall sell, lease or otherwise transfer assets to any other Person (except, in the case of any Guarantor, to the Borrower or a Wholly-Owned

Subsidiary) except for an amount not less than the fair market value thereof and, with respect to any such sale, lease or transfer in excess of $1,000,000, subject to the requirements of Section 2.05(a) hereof, it being understood and agreed, however, that the provisions of this Section 6.06 shall not apply to or otherwise restrict the sale, lease or other transfer of inventory and services (including without limitation the publication of advertising) by the Borrower or the Guarantors in the ordinary course of business. For purposes of the foregoing (but without implication that the sale, lease or other transfer of assets would not constitute the sale, lease or other transfer of a substantial part of the assets of the Borrower or the Guarantors), assets which generated 20%- or more of Operating Cash Flow during any twelve-month period beginning on or after January 1, 1992 shall be deemed to be a substantial part of the assets of the Borrower or any Guarantor.

SECTION 6.07. STOCK OF SUBSIDIARIES, ETC. The Borrower shall not sell or otherwise dispose of any shares of capital stock of its Subsidiaries, except in connection with a transaction permitted under Section 6.06, or permit any such Subsidiaries to issue any additional shares of its capital stock to any Person other than the Borrower or any Subsidiaries, except directors' qualifying shares.

SECTION 6.08. TRANSACTIONS WITH AFFILIATES. The Borrower shall not enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (other than any Affiliate that is a Guarantor) and no Guarantor shall enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (other than any Affiliate that is the Borrower or a Guarantor), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Guarantor's business and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except that guaranties and loans may be made to the extent provided in Sections 6.02 and 6.05 hereof, respectively, and except that the Borrower may enter into transactions with the Institute for Community Development, Inc., a New York not-for-profit corporation and charitable organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, which are upon terms less favorable to the Borrower than would b obtain in a comparable arm's-length transaction, provided, however, that the aggregate value (which does not exceed $500,000 per annum as of the date hereof) of the benefits provided to such organization by the Borrower each year by reason of such terms being less favorable shall not exceed 11OP6 of the aggregate value of the benefits provided to such organization by such reason thereof for the immediately preceding year.


SECTION 6.09. ACQUISITIONS. Neither the Borrower nor any Guarantor shall make or permit to be made, without the prior written approval of the Required Banks, any acquisitions (other than acquisitions of equipment, goods or services in the ordinary course of the Borrower's business) contemplating a purchase price greater than the amounts set forth opposite the following years:

                                           Year                              Amount
                                           1993                          $4,000,000

                                           1994                          $5,000,000
                                           1995                          $6,000,000
                                           1996, and each year
                                              thereafter                $7,000,000.

SECTION 6.10. CAPITAL EXPENDITURES. The Borrower shall not make or permit to be made aggregate Capital Expenditures of the Borrower and the Guarantors on a combined basis greater than the amounts set forth opposite the following years:

                                           Year                              Amount
                                           1993                          $4,500,000
                                           1994                          $5,500,000
                                           1995                          $6,500,000
                                           1996, and each year
                                              thereafter                 $7,500,000.

SECTION 6.11. CURRENT RATIO. The Borrower shall not permit the ratio of Current Assets to Current Liabilities of the Borrower and the Guarantors on a combined basis as at the last day of each fiscal quarter (commencing with the fiscal quarter ending June 30, 1993) to be less than 1.1:1.0.

SECTION 6.12. MINIMUM TANGIBLE NET WORTH. The Borrower shall not permit Tangible Net Worth of the Borrower and the Guarantors on a combined basis at any time to be less than an amount equal to (a) $17,500,000 for the period from January 1, 1993 to December 31, 1993, and (b) in any subsequent fiscal year of the Borrower, $17,500,000 plus $2,000,000 per annum for each fiscal year of the Borrower following December 31, 1993.

SECTION 6.13. INTEREST COVERAGE. The Borrower shall not permit the ratio of EBIT to Interest Expense ("Interest Coverage") of the Borrower and the Guarantors on a combined basis to be less than 2.0:1.0; PROVIDED, that if Interest Coverage falls below 2.5:1.0 at any time, then during each fiscal quarter that Interest Coverage remains below 2.5:1.0, (i) the principal amount of any and all Eurodollar Loans then outstanding, and made thereafter, shall bear interest at a rate equal to the Eurodollar Rate plus one-quarter of one percentage point and (ii) the annual facility fee referred to in Section 2.14(b) hereof shall increase to 5/16 of one percent of the amount of each Bank's Commitment. Interest Coverage shall be measured on March 31, June 30, September 30 and December 31 (or if any such date shall not be a Business Day, the last Business Day of the applicable fiscal quarter) of each year for the period of twelve consecutive months preceding such measurement date.

SECTION 6.14. RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Borrower shall not permit the ratio of Total Liabilities to Tangible Net Worth of the Borrower and the Guarantors on a combined basis at any time to exceed 2.5:1.0.

SECTION 6.15. CASH FLOW COVERAGE. The Borrower shall not permit Cash Flow Coverage of the Borrower and the Guarantors, on a combined basis, to be less than 1.15:1.0. Cash Flow Coverage shall be measured on March 31, June 30, September 30 and December 31 (or if any such date shall not be a Business Day, the last Business Day of the applicable fiscal quarter) of each year for the period of twelve consecutive months preceding such measurement date.

SECTION 6.16. RATIO OF FUNDED DEBT TO OPERATING CASH FLOW. The Borrower shall not permit the ratio of Funded Debt to Operating Cash Flow of the Borrower and the Guarantors on a combined basis measured at the end of each fiscal year of the Borrower for such fiscal year to exceed 3.0:1.0.

SECTION 6.17. DISTRIBUTIONS. The Borrower shall not in any fiscal year make any Distributions from Net Income of the Borrower, other than Distributions from time to time up to an aggregate amount not to exceed (a) 50% of the cumulative Net Income earned during the period commencing January 1, 1992 and ending with the last day of the fiscal quarter immediately preceding the date of such Distribution less (b) any Distributions from Net Income previously made by the Borrower during such period.


                          ARTICLE 7. EVENTS OF DEFAULT.

SECTION 7.01. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

         (a) the Borrower shall fail to pay any principal, premium, or interest, or any fees or other amounts payable hereunder, including, but not by way of limitation, any Obligation under this Agreement, the Notes, or any other instrument which evidences the indebtedness of the Borrower hereunder, when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by declaration or otherwise, and such failure shall continue unremedied for five Business Days;

          (b) any statement, representation or warranty made by the Borrower in this Agreement or the Notes or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any this Agreement or the Notes shall prove to have been incorrect in any material respect on or as of the date made;

          (c) the Borrower shall (i) fail to perform or observe any term, covenant, or agreement contained in Section 4.21 or Article 6 and, if any such failure relates to Section 6.01 or Section 6.03 hereof, such failure shall continue unremedied for five consecutive days; or (ii) fail to perform or observe any term, covenant, or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 7.01) in this Agreement (including without limitation any such term, covenant or agreement contained in Article 5 hereof) or the Notes and such failure shall continue unremedied for 30 consecutive days. The Banks shall use reasonable efforts to give the Borrower notice of any Default or Event of Default under this Section 7.01(c); PROVIDED, HOWEVER, that failure to give any such notice shall not impair or otherwise adversely affect the Banks, rights and remedies hereunder;

          (d) the Borrower or any Guarantor shall (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment Obligations described in (a) above), of the Borrower or such Guarantor, as the case may be, or any interest or premium thereon, when due(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, unless such failure to perform or observe shall be ' waived by the holder of such indebtedness within any applicable grace period, but in no event later than 30 days after the event giving rise to such holder's right to accelerate the maturity of such indebtedness; or (iii) any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity. thereof; PROVIDED, HOWEVER, that it shall not be a Default or Event of Default under this Section 7.01(d) unless the aggregate principal amount of all such indebtedness as described in clauses (i) through (iii) above shall exceed $500,000;

          (e) the Borrower or any Guarantor (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced against it in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 6.03(a)); or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

          (f) one or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Borrower or any of the Guarantors and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (g) any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance exists which would constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other such events or conditions, if any, would in the reasonable opinion of the Banks subject the Borrower to any tax, penalty or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $500,000; this Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by the Borrower or the Borrower shall deny it has any further liability or obligation hereunder;

          (i) there shall have occurred a Change of Control; or there shall have occurred any material misrepresentation, breach, default or event of default under any Guaranty, which has not been cured within any applicable grace period thereunder.

SECTION 7.02. REMEDIES. If any Event of Default shall occur and be continuing, the Agent may, if requested by the Required Banks, by notice to the Borrower, (i) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (ii) declare all amounts owing under this Agreement and the Notes (whether or not such Obligations be contingent or unmatured) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 7.01(e) above with respect to the Borrower, the Commitment shall be immediately terminated, and the all such amounts shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.



                              ARTICLE 8. THE AGENT.

SECTION 8.01. AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the Notes as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the Notes, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement and the Notes or applicable law.

SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Agent, nor its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the Notes, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the Notes; (iii) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement and the Notes on the part of the Borrower or its Affiliates or to inspect the properties (including books and records) of the Borrower or its Affiliates; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement and the Notes or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement and the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or telecopy) purported to be genuine and signed or sent by the proper party or parties.

SECTION 8.03. SHAWMUT AND AFFILIATES. With respect to its Commitment and the Loans made by it, the Agent shall have the same rights and powers under this Agreement or the Notes as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Shawmut in its individual capacity. Shawmut and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and its Affiliates and any of their respective Affiliates and any Person who may do business with or own securities of the Borrower or its Affiliates all as if Shawmut were not the Agent, and without any duty to account therefor to the Banks.

SECTION 8.04. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such information as it deems necessary (the receipt of which such Bank acknowledges), made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Notes.

SECTION 8.05. INDEMNIFICATION. The Banks severally and ratably agree to indemnify the Agent (to the extent not reimbursed by the Borrower), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement and the Notes, or any action taken or omitted by the Agent under this Agreement and the Notes, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the Notes, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

SECTION 8.06. SUCCESSOR AGENT. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Banks and the Borrower and may be removed as Agent under this Agreement at any time with or without cause by the Required Banks upon written notice to the Borrower. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent hereunder with the approval of the Borrower, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the approval of the Borrower, which shall not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal as Agent under this Agreement, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                            ARTICLE 9. MISCELLANEOUS.

SECTION 9.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any Note nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Borrower and the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, the written consent of each Bank affected thereby shall be required for any amendment or waiver having the effect of (i) extending the Revolving Loan Termination Date, or extending the time of payment of interest or fees on any Loan or reduce the principal amount thereof, or increasing the amount of such Bank's Commitment over the amount then in effect (it being understood that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute an increase in any Commitment of any Bank), (ii) reducing the percentage specified in the definition of Required Banks, (iii) amending or waiving any provision of this Section 9.01, or (iv) consenting to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or the Notes, except to the extent permitted under Section 6.06 hereof. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law..

SECTION 9.02. USURY. Anything herein to the contrary notwithstanding, the Obligations of the Borrower with respect to this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Banks limiting rates of interest which may be charged or collected by the Banks.

SECTION 9.03.    EXPENSES; INDEMNITIES.

    (a) Unless otherwise agreed in writing, the Borrower shall reimburse the Agent and the Banks on demand for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of Day, Berry & Howard or any other external legal counsel for the Agent and the Banks) incurred by the Agent and the Banks in connection with the preparation, filing, recording, modification and amendment of this Agreement or the Notes; PROVIDED, that the Borrower shall not be required to reimburse more than the aggregate amount of $20,000 in connection with the preparation of this Agreement and the Notes. The Borrower further agrees to pay (i) within ten Business Days after demand, all reasonable costs and expenses (including reasonable counsel fees and expenses), if any, in connection with the enforcement, including without limitation, the enforcement of judgments (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes or any other document to be delivered under the this Agreement and (ii) within 30 days after demand, all audits, all insurance costs, and all other reasonable costs and expenses which the Agent or any Bank has or shall have paid by reason of the Borrower's failure or refusal to do so as and when required hereunder. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs, expenses, charges and fees, except to the extent caused by the Agent's or such Banks' gross negligence or willful misconduct. Until paid, the amount of any cost, expense or charge shall constitute, together with all accrued interest thereon, part of the Obligations.

    (b) The Borrower hereby absolutely agrees to indemnify the Agent and the Banks upon demand at any time, against any and all losses, costs or expenses which the Agent or any Bank may at any time or from time to time sustain or incur as a consequence of (i) any failure by the Borrower to pay, punctually on the due date thereof, any amount payable by the Borrower to the Agent or any Bank or (ii) the acceleration, in accordance with the terms of this Agreement, of the time of payment of any of the Obligations of the Borrower. Such losses, costs or expenses may include, without limitation, (i) any costs incurred by any Bank in carrying funds to cover any overdue principal, overdue interest, or any other overdue sums payable by the Borrower to such Bank or (ii) any losses incurred or sustained by any Bank in liquidating or reemploying funds acquired by such Bank from third parties.

    (c) The Borrower agrees to indemnify the Agent and the Banks and their directors, officers, employees, agents and Affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any transaction contemplated by this Agreement, any actions or omissions of the Borrower or any Affiliate or any of their respective directors, officers, employees or agents in connection with this Agreement, or any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and Disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

    (d) The Borrower agrees to indemnify and hold harmless the Agent and the Banks, and their directors, officers, employees, agents and Affiliates, from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, reasonable fees and disbursements of counsel, engineers or similar professionals) which may be incurred by or asserted against the Agent and the Banks or any such party in connection with or arising out of or relating to (i) the Agent's or any Bank's compliance with any environmental law with respect to the properties or operations of the Borrower or its Affiliates, (ii) any natural resource damages, governmental fines or penalties or other amounts mandated by any governmental authority, court order, demand or decree in connection with the disposal by the Borrower or its Affiliates either on-site or offsite (including leakage or seepage from any such site including third party treatment facilities) of pollutants, contaminants or hazardous wastes and (iii) any personal injury or property damage to third parties resulting from such pollutants, contaminants or hazardous wastes.

SECTION 9.04. TERM; SURVIVAL. This Agreement shall continue in full force and effect as long as any Obligations are owing by the Borrower to the Agent or any Bank. No termination of this Agreement shall in any way affect or impair the rights and obligations of the parties hereto relating to any transactions or events prior to such termination date, and all warranties and representations of the Borrower shall survive such termination. All representations and warranties made hereunder and in any document, certificate, or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes. The obligations of the Borrower under Sections 2.16, 2.17 and 9.03 shall survive the repayment of the Loans and the termination of the Commitment.

SECTION 9.05.    ASSIGNMENT; PARTICIPATIONS.

(a) With the written consent of the Agent, the other Banks and the Borrower, each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment and the amounts under the Loans owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance) with respect to such assignment shall in no event be less than $1,000,000 and shall be an integral multiple of $100,000 (or in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, any lesser increment), and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and a $2,000 processing fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a Bank party hereto and, to the extent that rights and obligations (including any portion of any Commitment) hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations (including any portion of any Commitment) hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights to indemnification under Section 9.03) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes to responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.08(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with the terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (c) The Agent shall maintain at its address set forth on the signature pages hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii)give prompt notice thereof to the Borrower.

         (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment and the amounts under the Loans owning to it); provided, however, that (i) such Bank's obligations under this Agreement (including without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; PROVIDED, that no Bank shall transfer or grant any participation under which the participant shall have the right to approve any amendment to or waiver of this Agreement or any Note, except with respect to the tenor, price or dollar amount thereof.

         (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

         Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

SECTION 9.06. NOTICES. All notices, requests, demands and other communications provided for herein shall be in writing and shall be (i) hand delivered; (ii) sent by certified, registered or express United States mail, return receipt requested, or reputable next-day courier service; or (iii) given by telex, telecopy, telegraph or similar means of electronic communication. All such communications shall be effective upon the receipt thereof. Notices shall be addressed to the Borrower, the Agent and the Banks at their respective addresses set forth on the signature pages of this Agreement, or to such other address as the Borrower, the Agent or the Banks shall theretofore have transmitted to the other parties in writing by any of the means specified in this

Section.

SECTION 9.07. SETOFF. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim each Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final, and regardless of whether such balances are then due to the Borrower) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower under this Agreement or the Notes which is not paid when due, taking into account any applicable grace period, in which case it shall promptly notify the Borrower thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof.

SECTION 9.08.    JURISDICTION; IMMUNITIES.

         (a) The Borrower hereby irrevocably submits to the jurisdiction of any Connecticut State or United States Federal court sitting in Connecticut over any action or proceeding arising out of or relating to this Agreement or the Notes, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Connecticut State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 9.06. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non conveniens. The Borrower further agrees that any action or proceeding brought against the Agent or the Banks shall be brought only in Connecticut State or United States Federal courts sitting in Connecticut.

         (b) Nothing in this Section 9.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

SECTION 9.09. TABLE OF CONTENTS; HEADINGS. 'Any- table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

SECTION 9.10. SEVERABILITY. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

SECTION 9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

SECTION 9.12. INTEGRATION. This Agreement and the Notes set forth the entire agreement between the parties hereto relating to the transactions contemplated hereby and thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

SECTION 9.13. GOVERNING LAW. This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of Connecticut.

SECTION 9.14. BORROWER'S WAIVERS. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT AND THAT IT MAKES THE FOLLOWING WAIVERS KNOWINGLY AND VOLUNTARILY:

         (a) THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE NOTES OR ANY OF THE BORROWER'S DOCUMENTS RELATED THERETO AND THE ENFORCEMENT OF ANY OF THE AGENT'S AND EACH BANK'S RIGHTS AND REMEDIES.

         (b) THE BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT IS DELIVERED AS PART OF A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AND WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER STATUTE AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF A BOND PRIOR TO ANY PREJUDGMENT REMEDY WHICH THE AGENT OR ANY BANK MAY USE.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CMP PUBLICATIONS, INC.
By: /s/MICHAEL S. LEEDS
   ----------------------
Name:    - Michael S. Leeds
Title: President
Address for Notices:
600 Community Drive
Manhasset, New York 11030

Attn: Chief Financial Officer
Telecopier No.: 516-562-7123


SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, formerly known as The Connecticut National Bank, individually as a Bank and as Agent

By:      Jeffrey C. Lynch, Vice president

Address for Notices:

One Landmark Square
Stamford, Connecticut 06904
Attn:  Jeffrey C. Lynch, Vice President
Telecopier No.: 203-358-6111


THE CHASE MANHATTAN BANK, NATIONAL ASSOCIATION

By:  Stephan P. Rochford, Vice President

Address for Notices:

135 Pinelawn Road
Melville, New York 11747
Attn:  Stephen P. Rochford, Vice President
Telecopier No.: 516-753-0878


                                    EXHIBIT A

                                 REVOLVING NOTE


            [$____________]                    [Place of Issue] [Date]


         CMP PUBLICATIONS, INC. (the "Borrower"), for value received, hereby unconditionally promises to pay to the order of [_________________] (the "Bank") at the principal office of Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank (the "Agent"), at One Landmark Square, Stamford, Connecticut 06904, for the account of the appropriate Lending Office of the Bank, the principal sum of [_______________] Dollars ($[___________]) or, if less, the unpaid principal amount loaned by the Bank to the Borrower pursuant to the Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said

Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest, on the date(s) and in the manner provided in said Agreement; and to pay interest on any overdue principal and interest at the Default Rate.

         The date, type, amount and maturity date of each Revolving Loan made by the Bank to the Borrower under the Agreement referred to below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Revolving Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

         This is one of the Revolving Notes referred to in that certain Credit Agreement (as amended from time to time, the "Agreement") dated as of July 15, 1993 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Revolving Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Agreement.

         The Agreement provides for the acceleration of the maturity of this Revolving Note upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Note.

         No waiver of any right or remedy under this Revolving Note shall be valid unless made in accordance with the terms of the Agreement.

         The Borrower shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of external legal counsel for the Bank) incurred by the Bank in connection with the preparation, performance or enforcement of this Revolving Note; provided that the Borrower shall not be required to reimburse more than the aggregate amount of $20,000 in connection with the preparation of the Agreement and the Notes.

         This Revolving Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, provided that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.

         This Revolving Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.

THE BORROWER EXPRESSLY ACKNOWLEDGES THAT THE REVOLVING LOANS EVIDENCED HEREBY ARE PART OF A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN CHAPTER'903a OF THE CONNECTICUT GENERAL STATUTES AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY AND

ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF A BOND PRIOR TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY USE. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THE REVOLVING LOANS.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Note to be duly executed as of the day and year first above written.


CMP PUBLICATIONS, INC.

By:  Michael S. Leeds, President
                                    EXHIBIT B
                                    TERM NOTE

[$_______________]                                       [Place of Issue] (Date]


         On the Term Loan Maturity Date (as defined in the Agreement referred to below), for value received, CMP PUBLICATIONS, INC. (the "Borrower"), hereby unconditionally promises to pay to the order of [______________] (the "Bank") at the principal office of Shawmut National Bank, National Association, formerly known as The Connecticut National Bank (the "Agent"), at One Landmark Square, Stamford, Connecticut 06904, for the account of the appropriate Lending Office of the Bank, the principal sum of [_____________] Dollars ($[__________]) or, if less, the unpaid principal amount loaned by the Bank to the Borrower pursuant to the Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest, on the date(s) and in the manner provided in said Agreement; and to pay interest on any overdue principal and interest at the Default Rate.

         This is one of the Term Notes referred to in that certain Credit Agreement (as amended from time to time, the "Agreement") dated as of July 15, 1993 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Term Loan made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Agreement.

         The Agreement provides for the acceleration of the maturity of this Term Note upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Term Note.

         No waiver of any right or remedy under this Term Note shall be valid unless made in accordance with the terms of the Agreement.

         The Borrower shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including without limitation, reasonable fees and charges of external legal counsel for the Bank) incurred by the Bank in connection with the preparation, performance or enforcement of this Term Note; provided that the Borrower shall not be required to reimburse more than the aggregate amount of $20,000 in connection with the preparation of the Agreement and the Notes.

         This Term Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, provided that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.

         This Term Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Connecticut.

THE BORROWER ACKNOWLEDGES THAT THE TERM LOAN EVIDENCED HEREBY IS PART OF A COMMERCIAL TRANSACTION AS SUCH TERM IS USED AND DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER STATUTE AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF A BOND PRIOR TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY USE. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THE TERM LOAN.

         IN WITNESS WHEREOF, the undersigned has caused this Term Note to be duly executed as of the day and year first above written.

CMP PUBLICATIONS, INC.



By:  _______________________________________________
    Name:
    Title:


                                    EXHIBIT C
                    (Letterhead of counsel to the Borrower),

                                 [Closing Date]


Shawmut Bank Connecticut, National Association
One Landmark Square
Stamford, Connecticut 06904

The Chase Manhattan Bank, National Association
135 Pinelawn Road
Melville, New York 11747

Ladies and Gentlemen:

         I am General Counsel of CMP Publications, Inc. (the "Borrower") and have acted in such capacity in connection with the execution and delivery of that certain Credit Agreement (the "Agreement") dated as of July 15, 1993 among the Borrower and each of you. Except as otherwise defined herein, all terms used herein and defined in the Agreement shall have the meanings assigned to them therein.

         In arriving at the opinions expressed below, I have examined copies of
(i) the certificates of incorporation of the Borrower and each of the Guarantors, and all amendments thereto and restatements thereof, (ii) the by-laws of the Borrower and each of the Guarantors and all amendments thereto,
(iii) all documents evidencing the qualification of the Borrower and each of the Guarantors to do business in foreign jurisdictions, (iv) the Agreement, the Notes and each Guaranty, (v) the resolutions of the boards of directors of the Borrower and each Guarantor relating to the execution, delivery and performance of the Agreement, the Notes and each Guaranty, and (vi) such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion. In all such examinations and reviews I have assumed the genuineness of all signatures not known to me, the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all documents submitted to me as copies. As to any facts relevant to the opinions expressed herein, I have relied upon the aforesaid documents and information furnished to me by the Borrower, the Guarantors and by public officials. I also have assumed that the parties to the Agreement other than the Borrower and the Guarantors have the corporate power and authority to enter into and perform the Agreement, that the Agreement has been duly authorized, executed and delivered by each such other party and that the Agreement constitutes the legal, valid and binding obligation against each such other party enforceable of such other party in accordance with its terms.

         Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

         1. The Borrower, and each of the Guarantors, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary material licenses, permits, franchises and other governmental authorizations (a) to own and operate its property, (b) to carry on its business as now conducted, and nothing has come to my attention that would preclude any of them from carrying on its business as presently proposed to be conducted, and (c), with respect to the Borrower, (i) to enter into the Agreement, (ii) to issue and deliver the Notes, (iii) to execute and deliver documents and certificates in connection with the Agreement and the Notes, and (iv) to carry out the transactions contemplated by the Agreement and the Notes.

         2. Each Guarantor has all requisite corporate power and authority and all necessary material licenses, permits, franchises and other governmental authorizations to execute, deliver and perform its Guaranty.

         3. The Borrower, and each of the Guarantors, is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction (including without limitation the jurisdictions set forth in Schedule 1 attached hereto) in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on
(i) the financial condition, operations, properties or business of the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Agreement or the Notes, and (iii) the ability of any Guarantor to perform its obligations under its Guaranty.

         4. The execution, delivery and performance by the Borrower of the Agreement, the issuance of the Notes by the Borrower, and the execution, delivery and performance of each Guaranty by the Guarantor have been duly authorized by all necessary corporate action and do not: (a) require any consent, approval or authorization of the shareholders of the Borrower or any of the Guarantors; (b) contravene the charter or by-laws of the Borrower or any of the Guarantors; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award in each case presently in effect and having applicability to the Borrower or any of the Guarantors; (d) require any consent, approval or authorization of any governmental authority; (e) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any of the Guarantors is a party or by which the properties of the Borrower or any of the Guarantors may be bound or affected; (f) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of the Guarantors; or (g) cause the Borrower or any of the Guarantors to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         5. The Agreement and the Notes have been executed and delivered by duly authorized officers of the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance and other similar laws affecting creditors' rights generally, and by general principles of equity.

         6. Each Guaranty has been executed and delivered by a duly authorized officer of the Guarantor and, assuming valid consideration by each Guarantor (but without expressing any opinion as to the existence of such consideration in this instance), constitutes a legal, valid and binding obligation of each such Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally, and by general principles of equity.

         7. There are no pending or, to the best of my knowledge after due inquiry, threatened actions, suits or proceedings against or affecting the Borrower or any of the Guarantors before any court, governmental agency or arbitrator, which, if determined adversely to the Borrower or any of the Guarantors, would, in any one case or in the aggregate, materially adversely affect (i) the financial condition, operations, properties or business of the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Agreement and the Notes, or (iii) the ability of any Guarantor to perform its obligations under its Guaranty.

         8. To the best of my knowledge, neither the Borrower nor any of Guarantors is in violation of any federal, state, county or municipal laws, ordinances, rules or regulations relating to the environment, as amended, applicable to it and does not have any existing or threatened regulatory problems under such environmental laws, except as otherwise set forth on
Schedule 2 attached hereto or except to the extent such violation or regulatory problems would not reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of the Borrower, taken as a whole.

         9. The Borrower, and each of the Guarantors, is duly licensed or otherwise entitled to use all patents, trademarks, service marks, trade names, and copyrighted materials which are used in the operation of its business as presently conducted, except where the failure to be so licensed or entitled would not have a materially adverse effect on (i) the financial condition, operations, properties or business of the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Agreement and the Notes, and (iii) the ability of any Guarantor to perform its obligations under its Guaranty. To the best of my knowledge, after due inquiry, no claim is pending, and nothing has come to my attention to indicate that any claim is threatened, against the Borrower or any of the Guarantors contesting the use of any such patents, trademarks, service marks, trade names, or copyrighted materials, and nothing has come to my attention to indicate any valid basis for any such claims, other than claims which, if adversely determined, would not have a material adverse effect on (i) the financial condition, operations, properties or business of the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Agreement and the Notes, and (iii) the ability of any Guarantor to perform its obligations under its Guaranty.

         10. Except as otherwise set forth in paragraph 8 above, neither the Borrower nor any of the Guarantors is in violation of any laws, ordinances, rules or regulations, applicable to it, of any federal, state or municipal government authorities, instrumentalities or agencies, including without limitation, ERISA, and the United States Occupational Safety and Health Act of 1970, and none of the Borrower's ERISA Affiliates (as such term is defined in the Agreement) is in violation of any laws, ordinances, rules or regulations relating to ERISA, applicable to it, where such violation would have a material adverse effect on
(i) the financial condition, operations, properties or business of the Borrower or the Guarantors taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Agreement and the Notes, or (iii) the ability of any Guarantor to perform its obligations under its Guaranty.

         The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America.

         The opinions expressed herein are solely for your benefit and may not be relied upon by any other person or entity or used for any other purpose.

                                    Very truly yours,



                                   SCHEDULE 1

    FOREIGN JURISDICTIONS IN WHICH BORROWER AND ITS AFFILIATES ARE QUALIFIED

BORROWER
California
Florida
Georgia
Illinois
Massachusetts
New Jersey
Oregon
Texas
District of Columbia
CMP PUBLICATIONS INTERNATIONAL, CORP.
France
Germany
Hong Kong
Japan
Taiwan
United Kingdom
NRU INC.
None




                                   SCHEDULE 2

                              ENVIRONMENTAL ISSUES

On October 12, 1992, the Borrower sold the assets of its printing business located in Thorofare, New Jersey. Under the New Jersey Environmental Cleanup Responsibility Act ("ECRA") and the regulations established thereunder by the New Jersey Department of Environmental Protection and Energy ("NJDEPE"), the Borrower was required to follow certain procedures to ensure adequate preparation and implementation of acceptable cleanup procedures as a precondition to the sale. On October 12, 1993, the Borrower entered into an Administrative Consent Order (an "ACO") with the NJDEPE under which the Borrower agreed, among other things, to undertake certain actions in order to comply with ECRA. In November 1992 the Borrower submitted to NJDEPE an ECRA Update/Remedial Investigation Report and submitted supplemental information in January and March 1993. The NJDEPE then requested that certain further actions and tests be taken, and on June 10, 1993 the Borrower submitted an update report to the NJDEPE documenting that such actions and tests had been taken. The NJDEPE has indicated that it will request that one additional test be taken. The Borrower is currently waiting to receive from the NJDEPE a written request that the additional test be made. The Borrower does not expect its liability related to this property to exceed $200,000.


                                    EXHIBIT D

                              NOTICE OF BORROWING

                                    __________________, 19________

Shawmut Bank Connecticut,
National Association, as Agent
One Landmark Square
Stamford, Connecticut 06904
Attention:

Re: Credit Agreement dated as of July 15, 1993 (the "Agreement") among CMP Publications, Inc. (the "Borrower"), Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank, and The Chase Manhattan Bank, National Association.

Dear Sir:

         Please take notice pursuant to Section 2.03 of the Agreement, the undersigned Borrower hereby gives you notice, irrevocably, pursuant to the Agreement, that the Borrower hereby requests a Revolving Loan under the Agreement, and in that connection sets forth below the information relating to such Revolving Loan:

         Borrowing Date:

         Aggregate Principal

         Amount:

         Type of Loan (Base
         Rate, Eurodollar,
         or Auction Rate):

         Interest Period:

         As required by Section 3.02 of the Agreement, the undersigned officer of the Borrower hereby certifies that:

         (a) the representations and warranties contained in Article 4 of the Agreement are true and correct in all material respects on and as of the date hereof (or were true and correct as of the specific point in time to which they relate) and shall be true as of the requested borrowing date;

         (b) the Borrower has complied and is in compliance with all of the terms, covenants and conditions of the Agreement;

         (c) there does not exist any Event of Default under the Agreement nor any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

         (d) there has been no material adverse change in the financial condition, operating status and business prospects of the Borrower and its Subsidiaries, if any, since the date of the last Borrowing under the Agreement; and

         (e) each of the other conditions precedent set forth in Section 3.02 have been satisfied and complied with.

All capitalized terms used in this notice not otherwise defined herein shall have the same meaning as assigned them in the Agreement.


CMP PUBLICATIONS, INC.



By:_________________________________
Name:
Title:


                                    EXHIBIT E

                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement (this "Agreement") is dated as of July 15, 1993 and is by and among Gerard G. Leeds and Liselotte J. Leeds (individually a "Shareholder" and collectively the "Shareholders") and Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank (the "Agent"), as agent under the Credit Agreement referred to below. Capitalized terms used herein and not defined herein are used as defined in the Credit Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, CMP Publications, Inc., a New York corporation ("CMP"), Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank ("Shawmut"), The Chase Manhattan Bank, National Association ("Chase" and together with Shawmut and any other financial institutions from time to time party thereto, the "Banks"), and the Agent have entered into a Credit Agreement of even date herewith (as amended from time to time, the "Credit Agreement"), pursuant to which the Banks have agreed to make Loans to CMP subject to the terms and conditions set forth therein, and evidenced by the Notes;

         WHEREAS, the Shareholders collectively own more than two thirds of the issued and outstanding shares of stock of CMP;

         WHEREAS, to induce the Banks to make the Loans, each Shareholder has agreed not to grant to any party a security interest in such Shareholder's shares of stock of CMP;

         WHEREAS, each Shareholder expects to derive benefits from the Loans and the transactions contemplated by the Credit Agreement; and

         WHEREAS, the making of the Loans under the Credit Agreement is subject to the condition, among others, that the Shareholders execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged by each party hereto, it is hereby agreed as follows:

1. So long as any Obligations remain outstanding and unpaid, each Shareholder:

         (a) will not create, assume or suffer to exist, any mortgage, pledge, encumbrance, lien, security interest or charge of any kind upon his or her shares of stock of CMP, except those that arise by operation of law or those restrictions on transfer of the stock to any person other than to the other Shareholder, any of their children or CMP as such restrictions exists as of the date hereof pursuant to a certain Shareholders' Agreement dated as of June 30, 1991; and

         (b) will not sell, assign, convey or otherwise dispose of or give a proxy or power with respect to his or her shares of stock of CMP, other than to-the other Shareholder, any of their children or CMP.

         2. Provided that no Change of Control (as such term is defined in the Credit Agreement) has occurred or will occur as a result of an anticipated encumbrance or sale of shares of stock of CMP, the provisions of Paragraph 1 shall not apply if the proceeds to be realized upon the encumbrance or sale of the shares of stock of CMP are utilized to repay the Obligations to the Bank.

         3. The Shareholders recognize that any damages which the Agent and/or the Banks may sustain upon violation of this Agreement may be difficult to measure, and agree that violation of the provisions of this Agreement shall be subject to injunctive relief, in addition to any other remedies available to the Agent.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



Name: Gerard G. Leeds



Name: Liselotte J. Leeds


                                    SHAWMUT BANK CONNECTICUT,
                                    NATIONAL ASSOCIATION, formerly The
                                    Connecticut National Bank, as Agent



                                       BY
                                           Name:         Jeffrey C. Lynch
                                           Title:        Vice President

STATE OF NEW YORK)
                                       Ss:
COUNTY OF NASSAU )

The foregoing instrument was acknowledged before me this day of July, 1993 by Gerard G. Leeds, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that (s)he executed the same for the purposes therein contained.



                                  Notary Public
                             my Commission Expires:
                                     [SEAL]




STATE OF NEW YORK
                                       Ss:
COUNTY OF NASSAU

The foregoing instrument was acknowledged before me this day of July, 1993 by Liselotte J. Leeds, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that (s)he executed the same for the purposes therein contained.



                                  Notary Public
                             my Commission Expires:
                                     [SEAL]

STATE OF CONNECTICUT)
COUNTY OF FAIRFIELD ) ss: STAMFORD


         On this day of July, 1993,.before me,
                                                       , the undersigned officer
personally appeared Jeffrey C. Lynch who acknowledged himself to be the Vice President of Shawmut Bank Connecticut, National Association, a national banking association, and that he as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes herein contained by signing the name of the corporation by himself as Vice President.

In witness whereof I hereunto set my hand and official seal.



                                    Commissioner of the Superior Court
                                    Notary Public
                                    My Commission Expires:
                                    [SEAL]

                                    EXHIBIT F
                            ASSIGNMENT AND ACCEPTANCE
                                  Dated - 1 19-

Reference is made to the Credit Agreement dated as of July 15, 1993 (the "Agreement") among CMP Publications, Inc., a New York corporation (the "Company"), Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank, The Chase Manhattan Bank, National Association and the other financial institutions from time to time party thereto, (each a "Bank", and together the "Banks") and Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank, as agent for the Banks (the "Agent"). Terms defined in the Agreement are used herein with the same meaning. __________________________ (the "Assignor") and
_________________________________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including without limitation, such percentage interest in the Assignor's Commitment, the Loans owing to the Assignor, and the Note held by the Assignor.

         2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor's Commitment on
Schedule 1 hereto and the aggregate outstanding principal amount of Loans owing to it (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount specified as the aggregate outstanding principal amount of Loans owing to the Assignor on Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; ('iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of. the Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries, if any, or the performance or observance by any party of any of its respective obligations under the Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in paragraph I above and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the

Commitment, if any, retained by the Assignor under the Agreement, respectively, as specified on Schedule 1 hereto.

         3. The Assignee (i) acknowledges that other than as provided in this Assignment and Acceptance, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant hereto; (ii) acknowledges that the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries, if any, or the performance or observance by any party of any of its respective obligations under the Agreement or any other instrument or document furnished pursuant hereto; (iii) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 5.08(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iv) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (v) confirms that it is an Eligible Assignee; (vi) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank; [and] '(viii) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof [and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]*

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent and the receipt of the consent hereto by the Company and the other Banks, unless otherwise specified on
Schedule 1 hereto (the "Effective Date").

         5. Upon such acceptance and recording by the Agent and such receipt of such consent by the Company and the other Banks, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except its rights to indemnification under Section 9.03 of the Agreement) and be released from its obligations under the Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective

Date, the Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Connecticut.


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               (NAME OF ASSIGNOR]

                      -------------------------------------

         * If the Assignee is organized under the laws of a jurisdiction outside the United States.


By
Name:
Title:


[NAME OF ASSIGNEE]




Name:
Title:

Lending Office and Address for Notices:
---------------------------------------------

----------------------------------------------
Attn:
Telecopier No.:


Accepted this - day of 19-

SHAWMUT BANK CONNECTICUT,
NATIONAL ASSOCIATION, formerly known as The Connecticut National Bank, as Agent


               By
                  Name:
                  Title:

               Consented to this                                day
               of                                    19-

               CMP PUBLICATIONS, INC.

               By
                  Name:
                  Title:

                     Schedule I to Assignment and Acceptance

                Percentage interest assigned and assumed:
                _____________%

                Assignor's Commitment:
                $_______________

                Aggregate outstanding principal amount of Loans owing to the
                    Assignor:
                    $_______________

                Commitment assumed by Assignee:
                $_______________

                Commitment retained by Assignor:
                $_______________

                Effective Date of Assignment
                    and Acceptance:
                    ________________________, 19-


EXHIBIT G

                               CORPORATE GUARANTY

                                                                  July [_], 1993
                                                                       Stamford,
                                                                     Connecticut

         In consideration of all loans now or hereafter made to or for the account of CMP PUBLICATIONS, INC., a New York corporation (hereinafter called "Borrower") by SHAWMUT BANK CONNECTICUT, N.A. ("Shawmut") and/or THE CHASE MANHATTAN BANK, N.A. ("Chase" and together with Shawmut and any successors or permitted assigns thereof, the "Banks") pursuant to that certain Credit Agreement, dated as of July 15, 1993 (as hereinafter amended, modified or supplemented from time to time, the "Credit Agreement"), among Borrower, the Banks, and Shawmut, as agent (the "Agent"), and in further consideration of the substantial assistance provided to Guarantor (as hereinafter defined) by Borrower, and in consideration for certain provisions in the Credit Agreement that permit the Borrower to make investments in the Guarantor, and in order to induce the Banks to enter into the Credit Agreement and to make advances from time to time thereunder,

            ---------------------------------------------------------
                       (a                     corporation)
                          -------------------

(hereinafter referred to as "Guarantor"), hereby absolutely and unconditionally guarantees to the Banks and the Agent the prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on any and all of the Notes issued by Borrower under the Credit Agreement and on the Loans made to Borrower thereunder and all other obligations and indebtedness (including without limitation indemnities, fees and interest thereon) of Borrower now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any and all other agreements, instruments and documents relating thereto (collectively, the "Loan Documents") and the due performance and compliance by Borrower with all the terms, conditions and agreements contained in the Credit Agreement and the other Loan Documents. All of the foregoing are hereinafter referred to as "Obligations". Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, including without limitation any event of default hereunder, the Banks are, and the Agent on behalf of the Banks is, hereby authorized at any time and from time to time, without presentment, demand, protest or other prior notice of any kind to Guarantor or to any other person, to set off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by either of the Banks to or for the credit or the account of Guarantor, against the Obligations and against the amount of any and all obligations and liabilities of Guarantor hereunder ("Liabilities"); PROVIDED, that the Banks shall use their respective best efforts to give Guarantor notice of any such set off, appropriation or application as soon as practicable thereafter.

         Guarantor agrees that Obligations or the liability of any other guarantor, surety, indemnitor, indorser, or any other party liable for or upon said Obligations may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released by the Banks, that any liens for said Obligations or any right of set-off may, from time to time, in whole or in part, be exchanged, sold, released, surrendered or otherwise dealt with by the Banks, and that the Banks may refuse payment, in whole or in part, from any party liable for or upon any Obligations, all without any notice to, or further assent by, or any reservation of rights against, Guarantor and without in any way affecting or releasing any obligation or liability of Guarantor hereunder. Neither the Banks or the Agent shall be liable for failure to collect or realize upon Obligations or upon any security therefor, or any part thereof, or for any delay in so doing, nor shall the Banks or the Agent be under any obligation to take any action whatsoever with regard thereto.

         Guarantor hereby covenants that so long as any of the Notes remains outstanding and unpaid or so long as the Commitment remains unterminated, Guarantor will, unless otherwise consented to in writing by the Banks and the Agent, be bound by the terms of the following Sections of the Credit Agreement, which are hereby incorporated by reference, as such Sections are applicable to the Guarantor: Sections 5.01 through 5.07 (inclusive), 5.10, and 6.01 through
6.06 (inclusive) and 6.08.

         If Guarantor shall fail to perform any agreement herein contained or contained in any other Loan Document delivered by Guarantor to the Banks or the Agent or if default occurs in the punctual payment of any sum payable upon any of said obligations or said Liabilities, or if any Event of Default shall occur, then, in any of those events, said Liabilities, although not yet due, shall, without notice or demand forthwith become and be immediately due and payable notwithstanding any time or credit allowed under any of the Liabilities or under any instrument evidencing the same.

         Guarantor waives any and all notice of acceptance of this Guarantee or the creation or accrual of any of said Obligations, or of any renewals or extensions thereof from time to time or of the reliance by the Banks or the Agent upon this Guarantee. The Obligations shall conclusively be presumed to have been had or consummated in reliance upon the Guarantee. Guarantor waives protest, demand for payment, notice of default or nonpayment to or on Guarantor, Borrower or any other party liable for or upon any of said Obligations; PROVIDED, however, that the Banks and the Agent agree that they shall use their respective best efforts to notify Guarantor that an Event of Default has occurred under the Credit Agreement; PROVIDED, FURTHER, that failure of the Banks or the Agent to notify the Guarantor shall not prejudice or otherwise impair the Banks or the Agent in the exercise of any of their respective rights or remedies hereunder, under the Credit Agreement, at law, in equity or otherwise. This Guarantee shall be a continuing, absolute and unconditional guarantee of payment regardless of the validity, regularity or enforceability of any of said Obligations or purported Obligations.

         This Guarantee shall continue in full force and effect notwithstanding the termination or revocation of any other guarantee of Obligations by any other guarantor or co-guarantor thereof with respect to its liability as guarantor, or the dissolution of Guarantor, and shall be binding upon Guarantor and any successors and assigns of Guarantor, which shall, nevertheless, remain liable with respect to Obligations and any renewals or extensions thereof or liabilities arising out of the same, and the Banks and the Agent shall have all the rights herein provided for as if no such event had occurred. Any payment on account of, or re-acknowledgment of Obligations by, Borrower, or any other party liable therefor, shall be deemed to be made on behalf of Guarantor and shall serve to start anew the statutory period of limitations applicable to Obligations and Liabilities.

         Guarantor further agrees that if for any reason (including without limitation the bankruptcy of Borrower) any payment in partial or full satisfaction of the Obligations is or, is required to be, returned or rescinded such Obligations shall, for purposes of this Guarantee, be deemed not to have been so satisfied, notwithstanding that any such payment had previously been applied by the Banks to any of such Obligations; and this Guarantee shall thereupon continue to be in full force and effect or be deemed reinstated (notwithstanding its termination), as the case may be, all as though such application by the Banks had not been made and all such Obligations shall be due and payable on demand.

         The execution and delivery hereafter to the Banks or the Agent by Guarantor of a new instrument of guarantee shall not terminate, supersede or cancel this instrument, unless expressly provided therein, and all rights and remedies of the Banks hereunder or under any instrument of guarantee hereafter executed and delivered to the Banks or the Agent by Guarantor shall be cumulative and may be exercised singly or concurrently.

         No notice of termination of this Guarantee shall be effective unless in writing and executed by Guarantor; PROVIDED, HOWEVER, that this Guarantee and all of the provisions hereof shall continue and remain in full force and effect with respect to Obligations theretofore created or existing as if no such notice of termination has been given. No executory agreement and no course of dealing between Guarantor and the Banks or the Agent shall be effective to change or modify this Guarantee in whole or in part, nor shall any change, modification or waiver of Liabilities or any part thereof, or waiver of any-rights or powers of the Banks or the Agent, or consent by the Banks or the Agent, be valid or effective unless in writing and signed by an authorized officer of each of the Required Banks and the Agent.

         All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or if sent by certified mail, three days after the day on which mailed, or, in the case of telex, when answer back received, or, in the case of an overnight courier service, one business day after delivery to such courier service, addressed to the parties hereto at their respective addresses set forth on the signature page hereto, or to such other address as any such party may designate in writing to the other parties hereto. Guarantor hereby designates the person whose name appears first below as agent to receive notice hereunder on its behalf.

         Guarantor hereby irrevocably: (a) submits in any legal proceeding relating to this Guarantee to the non-exclusive in personam jurisdiction of any state or federal court of competent jurisdiction sitting in the State of Connecticut and agrees to legal proceedings being brought in such courts, as the Banks may elect; (b) waives any objection that Guarantor may now or hereafter have respecting the venue of such legal proceedings in any such court or respecting the fact that such legal proceeding was brought in an inconvenient court; (c) agrees to service of process in any legal proceeding by mailing of copies thereof by registered or certified mail, postage pre-paid, to Guarantor at the last known address of Guarantor appearing on the books of the Banks or the Agent; and (d) agrees that nothing herein shall affect either of the Banks' or the Agent's right to effect service of process in any other manner permitted by law and that the Banks and/or the Agent shall have the right to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against Borrower in any other court or jurisdiction in accordance with applicable law.

         The term "Bank" as used throughout this Guarantee shall be deemed to include all the respective branches, divisions and departments, and any indorsees, successors or permitted assignees of each of the Banks. The term "Borrower" as used throughout this instrument shall include the corporation named herein as Borrower and any successor or assign thereof permitted under the Credit Agreement. The term "Guarantor" as used through this instrument shall include the corporation named herein as Guarantor or any successors or assigns to which all or substantially all of the business or assets of said Guarantor shall have been transferred to the extent permitted under the Credit Agreement.

         Guarantor agrees that whenever an attorney is used to obtain payment under or otherwise enforce this Guarantee or to enforce, declare or adjudicate any rights or obligations under this Guarantee, whether by legal proceedings or by any other means whatsoever, reasonable attorneys' fees shall be payable by Guarantor against whom this Guarantee or any obligation or right hereunder is sought to be enforced, declared or adjudicated. Guarantor, if more than one, shall be jointly and severally bound and liable hereunder. GUARANTOR, IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO OBLIGATIONS, LIABILITIES OR ANY OF THE MATTERS CONTAINED IN THIS GUARANTEE) ARISING HEREUNDER, WAIVES TRIAL BY JURY and Guarantor waives the right to interpose any defense based upon any statute of limitations or any claim of laches and any set-off or counterclaim of any nature or description, and waives the performance of each and every condition precedent to which Guarantor might otherwise be entitled by law.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of Connecticut. Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

         Notwithstanding any payment or payments made by Guarantor hereunder or any set-off, appropriation or application of property of Borrower or Guarantor by the Banks or the Agent, Guarantor shall not be entitled to be subrogated to any of the rights of the Banks or the Agent against Borrower, Guarantor or any other party liable for or upon any of the Obligations therefor, nor shall Guarantor be entitled to seek reimbursement from Borrower, Guarantor or any other party liable for or upon any of the Obligations until all of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Banks and the Agent and shall forthwith be paid to the Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. If (a) the Guarantor shall make payment to the Banks or the Agent of all or any part of the Obligations and
(b) all the Obligations shall be paid in full, the Banks or the Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

         This Guarantee constitutes the entire understanding and agreement of the parties hereto. All prior or contemporaneous representations and understandings with respect to this instrument of guarantee, whether oral or written, are merged in this instrument.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and his or its seal the day and year first above written, intending and declaring this to be a duly sealed instrument.

(Corporate Seal)                    GUARANTOR:


                                               By:
                                             Title:
Attested to:

Title:

ADDRESSES FOR NOTICE:

To Shawmut:

Shawmut Bank Connecticut, N.A.

One Landmark Square
Stamford, CT 06904
Attn:        Jeffrey C. Lynch, Vice President




To Chase:

The Chase Manhattan Bank, N.A.
135 Pinelawn Road
Melville, NY 11747
Attn:        Stephen Rochford, Vice President

To the Guarantor:

c/o CMP Publications, Inc.
600 Community Drive
Manhasset, New York 11030
Attn:        Chief Financial Officer


     SCHEDULE 1.01
COMMITMENTS AND LENDING OFFICES

                                                          PERCENTAGE       TYPE
NAME AND ADDRESS                                          OF               OF
OF BANK                                 COMMITMENT        COMMITMENTS      LOAN
-------                                 ----------        -----------      ----
Shawmut Bank Connecticut,               $10,000,000       50%              Base Rate
National Association                                                       Eurodollar
one Landmark Square                                                        Auction Rate
Stamford, Connecticut 06904

The Chase Manhattan Bank,               $10,000,000       50%              Base Rate
National Association                                                       Eurodollar
One Chase Manhattan Plaza                                                  Auction Rate
New York, New York 10081

                                                                   SCHEDULE 2.03
                          AUCTION RATE LOAN PROCEDURES

         (i) If the Borrower requests Auction Rate Loans in a Notice of Borrowing, the Agent shall promptly notify each Bank of such request by sending each Bank a copy of the related Notice of Borrowing.

         (ii) If, in its sole discretion, it elects to do so, each Bank shall irrevocably offer to make one or more Auction Rate Loans to the Borrower as requested in the Notice of Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower, before 1:00 p.m. (Connecticut time) one Business Day before the date of such proposed Borrowing, of the minimum amount and maximum amount of each Auction Rate Loan which such Bank would be willing to make as part of such proposed Borrowing and the rate or rates of interest therefor. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent before 1:00 p.m. (Connecticut time) one Business Day before the date of such proposed Borrowing, provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Auction Rate Loan as part of such Borrowing. Each Bank may offer to make an Auction Rate Loan or Loans in excess of its pro rata portion of the Commitments.

         (iii) The Agent shall provide the Borrower with notice orally, but confirmed in writing, of the offers to make Auction Rate Loans provided by the Banks prior to 2:00 p.m. (Connecticut time) one Business Day prior to the date of such proposed Borrowing. The Borrower shall before 2:00 p.m. (Connecticut time) on the date of such proposed Borrowing provide the Agent with notice canceling such proposed Borrowing or accepting one or more of the offers made by any Bank pursuant to paragraph (ii) above, in its sole discretion, and specifying the amount of each Auction Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount), for which an offer is being accepted. In the event that the Borrower fails to provide such notice, the Borrower shall be deemed to have declined to incur any such Auction Rate Loans.

         (iv) The Agent shall promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Borrower, and (B) the Bank that is to make an Auction Rate Loan as part of such Borrowing, of the amount of each such Auction Rate Loan to be made by the Bank, and, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article 3. The Bank that is to make an Auction Rate Loan shall, before 2:00 p.m. (Connecticut time) on the date of such Borrowing specified in the notice received from the Agent pursuant to Clause (A) of the preceding sentence or such later time when such Bank shall have received notice from the Agent pursuant to clause (B) of the preceding sentence, make available for the account of its Lending Office to the Agent the Auction Rate Loan, in same day funds. Upon fulfillment of the applicable conditions set forth in
Article 3 and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at an account of the Borrower with the Agent.

         (v) The Borrower shall repay to the Agent for the account of each Bank which has made an Auction Rate Loan, on the maturity date of each Auction Rate Loan (such maturity date being that specified by the Borrower for repayment of such Auction Rate Loan in the related Notice of Borrowing delivered pursuant to paragraph (i) above), the then unpaid principal amount of such Auction Rate Loan together with the accrued interest thereon.

SCHEDULE 4.06
                                      LIENS


         No assets of the Borrower are subject to Liens. Financing statements have been filed with respect to certain items of equipment leased by the Borrower, but title to such equipment resides with the lessors.


SCHEDULE 4.07


                                   TAX AUDITS

    1. The Borrower is being audited to determine whether it is liable for Texas state sales tax. The period under audit covers January 1, 1988 through December 31, 1991. The amount assessed by the State of Texas (inclusive of penalty and interest) from January 1, 1988 through December 31, 1991 was $2,554,634.19.


    2. The Borrower is being audited to determine whether it is liable for New York State sales tax. The period under audit covers January 1, 1986 through December 31, 1992. No amount has been assessed as of the date hereof.


SCHEDULE 4.09

                           SUBSIDIARIES AND AFFILIATES


The Borrower is an "S" corporation and has no Subsidiaries. The following are Affiliates of the Borrower.

                                                                 JURISDICTION OF
AFFILIATE                                                        INCORPORATION
---------                                                        -------------
CMP Publications                                                 Delaware
   International Corp.

NRU Inc.                                                         Delaware


SCHEDULE 4.10

                               CREDIT ARRANGEMENTS

         The Borrower has a revolving credit facility with Manufacturers Hanover Trust Company. There is currently no outstanding indebtedness under the facility, and the facility will be terminated upon the execution of this Agreement.